     Exhibit 10.1

Certain portions of this agreement, for which confidential treatment has been requested, have been omitted and filed separately with the Securities and Exchange Commission. Sections of the agreement where portions have been omitted have been identified in the text.
AMENDED AND RESTATED SUPPLY AGREEMENT
BETWEEN
IMPRESS GROUP, B.V.
AND
DEL MONTE CORPORATION

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

		Page

14.8	No Third-Party Beneficiaries	37
14.9	Damages	37
14.10	Governing Law	37
14.11	Severability	37
14.12	Entire Agreement	37
14.13	Further Documentation	37
14.14	Duty to Mitigate	38
14.15	Confidentiality	38
14.16	Counterparts	38
14.17	Headings	38
14.18	Subsidiaries	38

-iv-

ANNEXES

Annex A	Defined Terms Cross Reference Sheet
Annex B	I’m 18 Project Term Sheet
Annex C	Amended Lease and Services Agreement for the Bloomsburg Facilities
Annex D	Amended Sublease and Services Agreement for American Samoa Facility
SCHEDULES

Schedule 1.1	Facilities
Schedule 3.2(a)	Method for Determining Depreciation
Schedule 4.1	Product Prices for FY 2008, Baseline Volumes, and DLM Historical Delivery Volumes for FY 2006 and 2007
Schedule 4.2	Allocation of Price Adjustment
Schedule 4.3(c)	Cost Savings Projects
Schedule 7.1	AQL Plan
Schedule 9.4	Technical Support
Schedule 12.3	Designated Auditor and Technical Expert
Schedule 13.7(a)	Manufacturing Equipment

-v-

AMENDED AND RESTATED SUPPLY AGREEMENT
PREAMBLE
     THIS AMENDED AND RESTATED SUPPLY AGREEMENT (this “Agreement”) is made and entered into on January 23, 2008 to be effective as of January 1, 2008 (“Amendment Effective Date”), by and between DEL MONTE CORPORATION, a Delaware corporation (“DLM”), as successor in interest to H.J. HEINZ COMPANY, a Pennsylvania corporation (“Heinz”), and IMPRESS GROUP, B.V., a Dutch corporation (“Impress”).
RECITALS
     WHEREAS, Impress and DLM (as successor-in-interest to Heinz) are parties to that certain Supply Agreement dated as of August 13, 2000, as subsequently updated through the FY01 Calculation and Implementation Statement dated December 17, 2001, and the FY03 Calculation and Implementation Statement dated December 17, 2002, and as subsequently amended through the Product Prices and Pricing Model Letter Agreement dated December 9, 2003 (collectively, the “Original Supply Agreement”), providing for the supply by Impress of metal cans and ends for use by DLM at the DLM Facilities as defined in Section 1.1 below.
     WHEREAS, Impress and DLM wish to amend and restate the Original Supply Agreement for the purpose of, among other things, extending the term thereof from August 13, 2010 through December 31, 2015 (the “Extension Period”) and setting forth the terms and conditions through the end of the term of the Original Supply Agreement (the “Current Period”) and during the Extension Period.
     WHEREAS, the parties may choose to implement their respective obligations hereunder through one or more of their Affiliates as described in Section 10.9(a).
     NOW THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants, agreements and undertakings in this Agreement and intending to be legally bound hereby, the parties agree as follows:
ARTICLE I. SALE AND PURCHASE OF PRODUCTS
     1.1 General. Impress shall sell to DLM, and DLM shall purchase from Impress, metal cans and ends (each separately, a “Product”) for use in the packaging of DLM’s wet pet food and seafood products (each a “Covered Business Line”) at those certain facilities listed on Schedule 1.1, as amended from time to time to include any facility that qualifies as a Relocated North American Facility as defined in Section 4.17 below (each a “DLM Facility” and collectively, the “DLM Facilities”), all on the terms and subject to the conditions set forth herein. Except as otherwise provided herein, Impress shall be DLM’s exclusive supplier of Products for the Covered Business Lines for the DLM Facilities. For clarity, this Agreement, and Impress’ rights to be the exclusive supplier of Products to the DLM Facilities, shall be assigned to, and shall be binding upon, any subsequent purchaser, of one or both of the Covered Business Lines at one or more of the DLM Facilities. Nothing in this Agreement shall be construed to restrict DLM’s ability to make purchases from any existing or future third-party supplier(s) of packaging materials other than the Products or for facilities other than the DLM Facilities or business lines other than the Covered Business Lines.
ARTICLE II. FORECASTS, OFFERS AND ORDERS
     2.1 Multi Year Plans and Annual Plans
          (a) DLM shall deliver to Impress a plan setting forth the estimated volume of each of the Products DLM expects it will require at each of the DLM Facilities during each Fiscal Year (as defined below) and each of the two Fiscal Years thereafter, as soon as such a plan is prepared prior to the first such Fiscal Year. Such plans shall be prepared in good faith but shall not be binding on the parties. “Fiscal Year” means each of DLM’s fiscal years, and any portion of any such fiscal year, falling within the term of this Agreement, it being understood that, should DLM change its fiscal year at any time during the term of this Agreement, the parties shall amend this Agreement as and if necessary so as to maintain its intended purposes.
          (b) DLM shall deliver to Impress an annual plan setting forth details from DLM’s annual budget that relate to operational planning information relevant for Impress’ supply of Products to the DLM Facilities during each Fiscal Year, as soon as practicable after such a budget is prepared prior to such Fiscal Year. Such plans shall be prepared in good faith but shall not be binding on the parties.
          (c) Impress shall deliver to DLM an annual plan setting forth its available and committed capacity to produce each of the Products for each of its facilities listed on Schedule 1.1 (each an “Impress Facility” and collectively the “Impress Facilities”) and, if applicable, plans for remedying any actual or potential capacity shortfalls or disruptions during each Fiscal Year, as soon as practicable after such a plan is prepared prior to such Fiscal Year. Such plans shall be prepared in good faith but shall not be binding on the parties.
     2.2 Monthly Forecasts
          (a) For each of the DLM Facilities, DLM shall, no later than the last day of the third Calendar Week (as defined below) of each Fiscal Month (as defined below), deliver to Impress a production forecast, in a form mutually agreeable to the parties, setting forth DLM’s good faith estimate of the volume (in thousands of units or cases) of each DLM product in the Covered Business Lines that DLM expects to produce at each DLM Facility during (i) each Calendar Week during the following two Fiscal Months and (ii) each of the subsequent two Fiscal Months following such two Fiscal Months. Such forecasts shall not be binding on the parties, except as set forth in Section 2.2(b) and Section 2.2(c). “Calendar Week” means a calendar week beginning on Sunday and ending on Saturday. “Fiscal Month” means each of DLM’s fiscal months falling within each Fiscal Year, as notified by DLM to Impress prior to each such Fiscal Year promptly after such fiscal months are determined, it being understood that, should DLM change such fiscal months at any time after any such notice is given, the parties shall amend this Agreement as and if necessary so as to maintain its intended purposes.
          (b) If (i) Impress purchases direct materials in reliance on the estimates for any Fiscal Month covered by any such forecast, (ii) DLM purchases during such Fiscal Month Products in volumes lower than the volumes of Products that correspond to the volumes of DLM

2

products estimated in such forecast (except to the extent such shortfall in purchasing results from any unexcused failure by Impress to perform its obligations hereunder) and (iii) Impress has excess direct materials inventories as a result of the foregoing that are not used by Impress to produce Products delivered during the following two Fiscal Months, then Impress shall have the right to bill DLM for a working capital penalty equal to the value of the excess inventory multiplied by Impress’ then current weighted average cost of capital until such time as excesses in direct materials inventories have been cured; provided that Impress has given DLM not less than 14 days prior written notice of any such bill.
          (c) Subject to Section 14.14, if (i) Impress prints or lacquers direct materials or works in progress, or obtains printing or lacquering services therefor, in reliance on the estimates for either of the first two Fiscal Months covered by any such forecast, (ii) DLM purchases during either of such Fiscal Months Products in volumes lower than the volumes estimated in such forecast (except to the extent such shortfall in purchasing results from any unexcused failure by Impress to perform its obligations hereunder) and (iii) Impress has excess printed or lacquered inventories as a result of the foregoing that are not used by Impress to produce Products delivered during the two subsequent Fiscal Months following such two Fiscal Months, then Impress shall have the right to bill DLM for a working capital penalty equal to the value of the excess inventory multiplied by Impress’ then current weighted average cost of capital until such time as excesses in direct materials inventories have been cured; provided that Impress has given DLM not less than 14 days prior written notice of any such bill.
          (d) If DLM fails to deliver a monthly forecast under Section 2.2(a) on a timely basis, Impress shall, until such forecast is delivered, be entitled to rely on the most recent monthly forecast previously delivered under Section 2.2(a) (or, in absence thereof, the most recent relevant planning information provided by DLM hereunder) for purposes of Section 2.2(b) and Section 2.2(c).
     2.3 Weekly Orders/Short-Term Forecasts
          (a) For each of the DLM Facilities, DLM shall, no later than the next to last business day of each Calendar Week, deliver to Impress an order/short-term forecast, in a form mutually agreeable to the parties, setting forth the volume (in thousands of units or cases) of each Product DLM wishes to purchase from Impress for the Covered Business Lines at each DLM Facility during (i) each day of the following Calendar Week and (ii) the second following Calendar Week as a whole (not broken down by day). DLM shall deliver each order/short-term forecast to Impress’ representative for the relevant DLM Facility, as notified by Impress from time to time.
          (b) Impress shall deliver the volumes and types of Products specified in each order/short-term forecast delivered pursuant to Section 2.3(a). Notwithstanding the foregoing, Impress shall not be obligated, unless it agrees otherwise, to deliver during any Calendar Week specified in such order/short-term forecast a volume of any Product to the extent it exceeds either (A) Impress’ production capacity for such Calendar Week, as determined in accordance with Sections 3.1(a) or (b) or (B) 110% of the average of the volumes of such Product forecast for delivery during such Calendar Week, as specified in the monthly forecasts delivered during the two most recent Fiscal Months under Section 2.2(a). Upon receipt of any such order/short-term

3

forecast, (y) Impress shall promptly countersign and return such order/short-term forecast and shall thereby be obligated to deliver the volumes set forth therein on the days specified or (z) if Impress is unable to sell and deliver such volumes on such days, Impress shall promptly notify DLM’s representative at the relevant DLM Facility, as notified by DLM from time to time, of such inability and the reasons therefor. If Impress so notifies DLM, the parties shall negotiate in good faith to agree within twenty-four hours on alternative delivery volumes and timing.
          (c) By delivering an order/short-term forecast pursuant to Section 2.3(a), DLM shall be obligated to pay for Products specified therein if Impress delivers such Products or agrees to, and is prepared to, deliver such Products, but has been notified by DLM to delay delivery pursuant to Section 2.4; provided however that DLM shall not be so obligated by delivering such an order/short-term forecast to the extent that (i) (x) a subsequent order/short-term forecast specifies different volumes for the Calendar Week to which the previous order/short-term forecast also relates and (y) Impress has not relied on the previous order/short-term forecast to produce any Products for delivery during such Calendar Week or (ii) Impress shall not have countersigned such order/short-term forecast.
          (d) If DLM fails to deliver an order/short-term forecast pursuant to Section 2.3(a) on a timely basis, Impress shall, until such order/short-term forecast is delivered, be entitled to rely on the most recent monthly forecast previously delivered under Section 2.2(a) for purposes of determining the volumes and types of Products to produce and deliver to DLM during the relevant periods. DLM shall be obligated to pay for Products specified therein if Impress delivers such Products, or produces and is prepared to, deliver such Products.
     2.4 Further Notices. Each of the parties shall notify the other promptly of any event that occurs or circumstance that arises that would make it unable to sell, deliver or take delivery of any Products that are the subject of a forecast or order under Article II. DLM shall be entitled, in such a notice, to request that delivery of Products that it has previously committed to purchase under Section 2.3(a) be delayed for up to one Fiscal Month.
     2.5 Seasonality and Demand Fluctuations. The parties agree to use commercially reasonable efforts to manage their respective production schedules, forecasts, orders and delivery schedules so as to avoid major volume fluctuations therein, and, should such volume fluctuations be unavoidable, to revise their production schedules, forecasts, orders and delivery schedules so as to minimize the negative impact thereof on both of the parties. The parties recognize that feasibility of such smoothing may be affected by seasonal variations in demand.
ARTICLE III. CAPACITY AND INVENTORY MAINTENANCE
     3.1 Capacity for Baseline/Historical Volumes.
          (a) Prior to August 14, 2010, Impress shall maintain production capacity sufficient to allow it to deliver to DLM the baseline volumes (the “Baseline Volumes”), as set forth in Schedule 4.1, for each Product for each of the DLM Facilities during each Fiscal Year, it being understood that, if any Fiscal Year is only a portion of a DLM fiscal year, the Baselines Volumes, as they relate to such Fiscal Year, shall be pro rated to reflect the number of days in

4

such Fiscal Year as compared to the number of days in the DLM fiscal year in which such Fiscal Year falls.
          (b) Beginning on August 14, 2010 and continuing through the end of the Extension Period, Impress will no longer be required to maintain production capacity based on the Baseline Volumes as set forth in Section 3.1(a) above, provided that during the Extension Period, Impress shall maintain production capacity sufficient to allow it to deliver to DLM 10% over Historical Delivery Volumes (as defined below) consistent with past experience dealing with seasonal fluctuations in delivery volumes. As used herein, “Historical Delivery Volumes” shall be determined on January 1 of each year during the Extension Period and shall mean the average twelve-month delivery volumes for the two Fiscal Years immediately preceding such January 1 date or as may otherwise be agreed between the parties from time to time. Schedule 4.1 shows an example calculation of Historical Delivery Volumes using the 2006 and 2007 Fiscal Year volumes.
          (c) To the extent Impress fails to fulfill its obligations under Sections 3.1(a) or (b) with respect to a particular DLM Facility and such failure is reasonably likely to have an adverse effect on DLM’s production schedule and operations at such DLM Facility, then DLM shall be entitled to purchase metal cans and ends for use at such DLM Facility from third parties, as provided in Section 7.2.
          (d) Impress shall use commercially reasonable efforts, given Impress’ obligations as DLM’s exclusive supplier of Products, to provide reasonable additional production capacity on an as needed basis based on Historical Delivery Volumes; provided, further that any need to make additional investment shall be subject to mutual discussion and agreement pursuant to Section 3.2 below.
     3.2 Additional Investments.
          (a) From time to time, DLM may request that Impress make additional investments at the Impress Facilities to increase its capacity to produce Products. Impress shall promptly consider any such request and enter in good faith into negotiations with DLM to reach an agreement with respect to any such investment, including appropriate revisions to the volume, pricing and other provisions hereunder, it being understood that, unless the parties agree otherwise, Impress would earn the Base Return (as defined below) on any such investment, through the pricing mechanism hereunder or otherwise. “Base Return” means an annual return on capital employed (i.e. (i) earnings before interest and taxes (as calculated in accordance with generally accepted accounting principles in the U.S.) divided by (ii) net fixed assets plus trade receivables plus inventories minus trade payables) of not less than [**]%* during the first full year after the related capital project(s) are completed and the planned improvements resulting therefrom are fully operational, it being understood that depreciation shall be determined according to the methods set forth on Schedule 3.2(a) unless the parties agree otherwise. Impress shall have a commercially reasonable time to make any such additional investments; provided, however that if DLM immediately requires the additional volume intended to be

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

5

addressed by such additional investments, DLM may make interim arrangements with third parties for such additional volume, but only for such time as Impress requires to complete the additional investments; provided, further that the amount of time to complete such additional investments (i) shall not exceed any timeline agreed upon by the parties for the investment, and (ii) shall in no case exceed 18 months.
          (b) If (i) the parties fail to agree upon the terms of any such additional investment for a specified volume after pursuing good faith negotiations for a period of not less than 60 days and (ii) such additional investment would be required in order for Impress to have the production capacity to supply to DLM (a) a volume of any Product for use at such DLM Facility in excess of Historical Delivery Volumes for such Product at such DLM Facility during any Fiscal Year, or (b) any volume of new metal can or end products for use at such DLM Facility, then DLM shall be entitled to purchase the specified volume of metal cans and ends for use at such DLM Facility from third parties to the extent necessary to meet its requirements for such volume of excess or new metal cans and ends that such investment, if made, would have satisfied.
          (c) Impress shall make such investments at any Impress Facility serving a particular DLM Facility after consulting DLM as is reasonably necessary to comply with existing or anticipated environmental, health and safety requirements. So long as DLM has consented to such investment, which consent shall not be unreasonably withheld, revisions to the pricing and other provisions hereunder shall be made so as to provide Impress with a Base Return, as defined in Section 3.2(a). For the Current Period, DLM shall be responsible for its Pro Rata Share, as defined below, for any such investments. During the Extension Period, DLM shall be responsible for its Pro Rata Share solely for Impress investments in Major Projects, as defined below, in a given calendar year for any calendar year in which Impress’s total investments in Major Projects exceeds $[***]*; but in either case only to the extent such investment is allocable to Products delivered hereunder rather than to metal cans and ends sold by Impress to third parties. As used herein, a “Major Project” shall be any investment, or set of investments, in excess of $[***]* undertaken by Impress that is/are reasonably necessary to comply with a particular environmental, health and/or safety requirement(s).
          (d) Such investments shall be deemed to include the related start-up and commissioning costs.
          (e) DLM’s “Pro Rata Share” of an Impress investment (calculated consistent with the Base Return) shall be based on the utilization for DLM of the Impress Facility subject to the investment and shall equal the percentage of the total historical delivery volumes for such Impress Facility that is DLM’s Historical Delivery Volumes for the Impress Facility for same time period. The total historical delivery volumes shall be calculated in the same manner as DLM’s Historical Delivery Volumes shown on Schedule 4.1.
     3.3 Technology Projects. After the execution of this Agreement, the parties will negotiate in good faith to conclude a Memorandum of Understanding (the “I’m 18 MOU”) on

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

6

Impress’ project to produce I’m 18® ends for DLM (the “I’m 18 Project”). Upon the execution of the I’m 18 MOU, the following will apply.
          (a) Impress shall undertake the I’m 18 Project as described in the mutually agreed upon I’m 18 MOU that will include the terms set forth in the I’m 18 investment term sheet attached hereto as Annex B.
          (b) As of the Amendment Effective Date and the execution of the I’m 18 MOU, Impress will no longer required to make any further investments or incur any additional expenses related to the Triple-Fold Ends Technology. DLM shall continue to license to Impress the exclusive rights to manufacture and sell triple fold ends in North America or any other territory where DLM requires the production of triple fold ends or where Impress wishes to commercialize the Triple Fold Ends Technology (the “Triple Fold End Territory”). As used in this Agreement, “North America” shall mean the United States, including its territories and protectorates, and Canada and excluding Mexico and Central America.
               (i) As of the date hereof, Impress is considered to have met the requirements of the Full Capacity Date, as defined in the Trademark and Technology License Agreement. With respect to the exclusive, royalty-bearing, worldwide (excluding Japan and Korea) license for Triple Fold End Technology, Impress shall have the right to continue the license for the technology outside the Triple Fold End Territory and to market and sell the triple fold ends under the terms of the Trademark and Technology License Agreement.
               (ii) Beginning as of the Amendment Effective Date, in the event DLM decides that it will no longer support any presently-existing patent in any territory outside the Triple Fold End Territory where DLM currently maintains a patent, DLM shall notify Impress in writing thirty (30) days prior to the discontinuation of such support. During this period, Impress shall have the option to assume all costs of maintaining the patents for the Triple Fold End Technology in the territory in question and to continue the license for such patents in such territory, on a fully-paid, exclusive, and royalty-free basis.
               (iii) To the extent Impress assumes the costs of maintaining the patents for the Triple Fold End Technology in certain territories under Section 3.3(b)(ii) above, DLM hereby grants to Impress the right, to be exercised by Impress at its sole discretion and cost, to prepare, file, and apply for patent or copyright protection in such territories for patentable improvements and derivative works arising out of or associated with the Triple Fold End Technology. Impress shall have the right to choose the counsel of its choice and, for such improvements or derivative works that are created by Impress, all such applications shall be filed in Impress’ name. Impress may choose to file applications for any other improvements or derivative works, but all such applications shall be filed by Impress in DLM’s and Impress’ name jointly. At Impress’ reasonable request, DLM shall execute any documents reasonably requested by Impress to document, register and/or perfect such interests. DLM hereby gives permission and authority for Impress to initiate a suit or action for infringement under the patents for the Triple Fold End Technology in any territory in which Impress has assumed the cost of maintaining such patents. In the event that Impress determines it will initiate a suit or action, Impress shall give DLM thirty (30) days advance notice prior to the filing of any suit or action that such activity is being contemplated. In the event that an action or suit is commenced by

7

Impress, DLM may elect to become a co-plaintiff if necessary to protect any rights still held by DLM. Each party shall bear its own costs of the suit or action commenced by Impress and any damages awarded shall be divided between the parties based on the extent each party was damaged by the infringement; provided, that if DLM is required to join the action as a co-plaintiff solely for the protection of Impress’ patent rights, Impress shall reimburse DLM for its costs in participating in the action.
     3.4 Inventory Maintenance for Finished Goods
          (a) Impress shall use commercially reasonable efforts to maintain at all times finished goods inventories of each Product for each DLM Facility equal to 1/52nd of the Baseline Volume (prior to August 14, 2010), at Historical Delivery Volumes (beginning August 14, 2010), or at such other level as the parties may agree from time to time.
          (b) Should inventory levels fall below those described in Section 3.4(a), Impress shall notify DLM, and the parties shall negotiate in good faith to agree on appropriate and cost-effective measures, including revising their respective production schedules, to supply DLM with sufficient volumes of the relevant Products until such time as Impress rebuilds its inventories.
     3.5 Inventory Storage for Finished Goods. For any DLM Facility that is served by a co-located Impress Facility, DLM shall provide Impress with the use, free of charge, of additional storage space, if needed, for finished goods inventories of Products to the extent such inventories exceed those that Impress is required to maintain under Section 3.4(a), if such excess inventories build up (i) at DLM’s request, (ii) as a result of Impress’ agreeing, at DLM’s request, to deliver Products in volumes in excess of those Impress is otherwise obligated to deliver hereunder, (iii) DLM’s taking delivery of Products in volumes that are less than volumes forecast or ordered for the relevant periods or (iv) DLM’s ordering Products in excess of the pro rata portion of (a) the Baseline Volumes for the relevant periods (prior to August 14, 2010); and (b) the Historical Delivery Volumes for the relevant periods (beginning August 14, 2010). Impress shall not, without DLM’s consent, use more of such storage space for goods to be sold to third party customers than their pro rata share of such space based upon the Baseline Volumes (prior to August 14, 2010) or the Historical Delivery Volumes (beginning August 14, 2010).
     3.6 Bought-In Cans and Ends. To the extent DLM is permitted under this Agreement to use “bought-in” cans or ends purchased from third parties to package DLM products manufactured at any DLM Facility, DLM shall have access to conveyors and other equipment of Impress at the Impress Facility co-located with such DLM Facility, if any, to the extent necessary to convey such “bought-in” cans or ends to DLM’s manufacturing equipment at such DLM Facility to the extent and in the same manner as if the “bought-in” cans were produced by Impress; provided that (i) such access does not unreasonably interfere with Impress’ operations (unless granting such access is required in order to process cans or ends that are “bought-in” pursuant to Section 7.2); (ii) Impress shall be excused from any breach of its obligations hereunder to the extent such breach results from any interference resulting from granting DLM such access (unless granting such access is required in order to process cans or ends that are “bought-in” pursuant to Section 7.2); (iii) DLM shall pay Impress reasonable charges for storing and handling such “bought-in” cans or ends (unless such cans or ends are “bought-in” pursuant

8

to Section 7.2); (iv) any such “bought-in” cans or ends are clearly identifiable as products of a third party, rather than of Impress; (v) Impress shall make no representation or warranty as to, and at no time shall take title to, any such “bought-in” cans or ends; (vi) Impress shall at no time assume the risk of loss of any such “bought-in” cans or ends (unless such cans or ends are “bought-in” pursuant to Section 7.2 or are lost or damaged as a result of Impress’ gross negligence or willful misconduct); and (vii) DLM shall indemnify Impress for, and hold Impress harmless against, any losses, liabilities, claims, damages, costs or expenses, including reasonable attorney’s fees (collectively, “Losses”) in respect of any consumer and customer claims for personal injury, death or property or other damages resulting from granting DLM such access, except to the extent such Losses are a result of Impress’ gross negligence or willful misconduct.
ARTICLE IV. PRICING, INVOICING, PAYMENT AND ADJUSTMENTS
     4.1 Pricing, Invoicing and Payment.
          (a) For each one thousand units or cases of a Product delivered hereunder for use at a particular DLM Facility, DLM shall pay Impress the applicable product price (the “Product Price”) for such Product, as indicated, at the time of delivery, on Schedule 4.1.
          (b) For each of the DLM Facilities, Impress shall prepare and deliver to DLM an invoice for all Products delivered during each Calendar Week (such Calendar Week, the “Delivery Week”). Impress shall deliver each invoice on the first business day of the Calendar Week following the Delivery Week and shall set forth in reasonable detail the calculation of such aggregate price, including the following: (i) the relevant DLM Facility; (ii) each Product delivered hereunder during such Delivery Week for use at such DLM Facility; (iii) the volume (in thousands of units) of such Product so delivered; (iv) the unit of measure for such Product; (v) the amount owed by DLM for such Products pursuant to this Section 4.1 and (vi) all sales, value added and other taxes.
          (c) No later than the seventh business day after any invoice is received, DLM shall, absent manifest error, pay Impress the amount shown as owing to Impress on the relevant invoice less (i) any amounts agreed by Impress to be payable to DLM and (ii) any amounts determined to be due and payable to DLM pursuant to any judicial or arbitral award; provided however that, for each day that Impress delays in delivering any invoice that is due, DLM shall be entitled to delay making payment without accruing any interest under Section 14.2.
     4.2 Fiscal Year 2009 Price Adjustment. There shall be a one-time permanent adjustment (as described in this Section 4.2) of Product Prices effective as of May 1, 2008. The adjustment shall be calculated such that there is a net $[***]* increase in total invoice amounts charged by Impress for the following 12 month period (the “Target Increase”). The Target Increase will be allocated to DLM’s two product lines, subject to the agreement of the parties, with approximately [**]* of the increase being allocated to the pet food line of products and approximately [**]* of the increase being allocated to the seafood line of products and shall be allocated based upon the average volumes for the two Fiscal Years ended April 30, 2007 and

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

9

April 30, 2008 (a sample allocation is set forth in Schedule 4.2 using average volumes for the two Fiscal Years ended April 30, 2006 and April 30, 2007 for example purposes only). As of May 1, 2008 and continuing through the end of the Current Period, DLM shall receive a corresponding credit equal to the amounts actually collected by Impress attributable to the price adjustment described above toward the year end profit and fixed overhead settlement process.
     4.3 Periodic Adjustments to Product Prices and Pricing Model.
          (a) The Product Prices and the supporting methodology for calculating the Product Prices shall be based on the Fiscal Year 2008 price calculation (the “Pricing Model”). The Pricing Model shall be modified as promptly as practicable to reflect known changes in the direct materials costs incurred or to be incurred by Impress in manufacturing Products hereunder (taking into account the costs of direct materials to Impress, including the costs of delivery and storage, the timing of such costs and other relevant factors). Beginning May 1, 2009, and continuing though the end of the Extension Period, coatings, compounds and other similar materials costs shall be included under the [**]* price adjustment process described in Section 4.4(a)(ii) below. An electronic copy of the Pricing Model current as of the Amendment Effective Date shall be held by counsel for each party to preserve the original version.
          (b) Beginning January 1, 2008 and as of January 1 of each year thereafter through the Extension Period, the Product Prices to DLM shall be adjusted to reflect the actual metal cost adjustment from the previous year and the projected price adjustment for the current year, subject to any other agreements the parties may have with regard to such adjustments.
          (c) The parties will continue to pursue the cost savings projects (each, a “Cost Savings Project”) that are described in Schedule 4.3(c). In evaluating other potential Cost Savings Projects, the parties will apply criteria that are mutually agreeable to the parties to determine whether a Cost Savings Project will be pursued; provided that Cost Savings Projects that are projected to produce a savings of less than $[***]* pursuant to the agreed criteria shall be pursued at the sole discretion of Impress. Each Cost Savings Project will be pursued and implemented in accordance with the Project Plan therefor, the Product Prices and supporting Pricing Model shall be modified to give effect to the following principles: (i) modifications to the Product Prices and supporting Pricing Model to be made upon completion of Cost Savings Projects that are designed to result in savings in metal costs reflect (A) first, the receipt by Impress of the Base Return with respect to any investments made by Impress in connection with such Cost Savings Project and (B) second, a pass-through to DLM of [**]%* of any further savings (net of any increased costs necessary to yield such savings) in metal costs expected to result from such Cost Savings Project and (ii) modifications to the Product Prices and supporting Pricing Model to be made upon completion of other Cost Savings Projects reflect (C) first, the receipt by Impress of the Base Return with respect to any investments made by Impress in connection with such Cost Savings Project and (D) second, a pass-through to DLM of [**]%* of any further cost savings (net of any increased costs necessary to yield such savings) expected to result from such Cost Savings Project; provided however that no such modifications shall be

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

10

required to the extent that the effect of any Cost Savings Project has been reflected in the Product Prices set forth in Schedule 4.1 as of the date hereof.
     4.4 Annual Adjustments to Product Prices and Pricing Model. Not less than 30 days prior to the end of each Fiscal Year, each of the parties may propose, by notice to the other, modifications to the Product Prices and the supporting Pricing Model. Such modifications shall be made to the extent they reflect changes in the indexes described below; provided that the following conditions shall apply:
          (a) “Direct Labor Cost,” “Variable Overhead Cost,” “Fixed Overhead Cost” and “Shared Services Cost,” as referenced in the Pricing Model, for a particular Product shall be calculated based upon the percentage change in: (i) the [**]*, as demonstrated by the Pricing Model described in Section 4.3(a) and (ii) the [**]*, as demonstrated by the Pricing Model described in Section 4.3(a), each index as published by the U.S. Department of Labor, Bureau of Labor Statistics. Any modifications to the hourly labor costs for the Samoa Impress Facility shall be determined based on the allowed wage increases published by the Samoa Wage Board or by wage increases otherwise required by law; provided that unless the parties otherwise agree, modifications to the depreciation component of “Fixed Overhead Cost” shall also be made based upon the annual percentage change in the [**]* described above. The percentage change in the Indexes (as defined below) from the end of March of the preceding Fiscal Year to the end of March of the immediately concluded Fiscal Year shall be applied to the prices for the immediately following Fiscal Year. As used herein, the “Indexes” shall mean the [**]*, the [**]* and, as applicable for Samoa, the allowed wage increases published by the Samoa Wage Board or by wage increases otherwise required by law;
          (b) “Profit Element to Impress,” as referenced in the Pricing Model, for a particular Product shall be increased or decreased by applying the weighted average percentage change in the conversion cost elements (“Direct Labor Cost,” “Variable Overhead Cost,” “Fixed Overhead Cost,” and “SG&A Cost”) of such Product. The Pricing Model described in Section 4.3(a) demonstrates the calculation of the adjustment to the Profit Element to Impress;
          (c) The parties have agreed that in order to simplify the administration and negotiation of the “Fixed Overhead Cost,” “Shared Services Cost” and “SG&A Cost” as each is referenced in the Pricing Model, at an Impress Facility, the applicable dollar amounts and allocation percentages will be frozen at the FY03 levels as demonstrated by the Pricing Model described in Section 4.3(a). Any changes to the “Fixed Overhead Cost,” “Shared Services Cost” and “SG&A Cost” will only occur to the extent that there are changes to the indexes set forth above;
          (d) Cost factors within the various cost factor categories listed above may be reallocated among such categories to reflect the actual sources of such cost factors;
          (e) The parties shall maintain a policy of “open book” or “full cost transparency” on pricing, which shall entitle DLM, on reasonable notice, to have full access to

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

11

all relevant performance and cost data relating to coatings, compounds and other similar materials costs through April 30, 2009, subject to (i) any obligation of Impress to maintain confidentially the identity of any other Impress customer or customers to which such data relates and (ii) any applicable law that would bar or limit such policy;
          (f) As of the end of the Current Period and continuing through the Extension Period, Impress shall no longer be eligible to receive a guaranteed profit or fixed overhead recovery from DLM.
The Pricing Model demonstrates the foregoing adjustments and those described in Section 4.3 are intended to be made. Any adjustment made pursuant to this Section 4.4 shall apply for Products delivered during the following Fiscal Year.
     4.5 Annual Net Adjusting Payment. The parties have agreed that the obligations under this Section 4.5 as well and those set forth in Sections 4.11 and 4.12 will terminate at the end of the Current Period and neither party will be obliged to make additional payments subject to any volume commitments during the Extension Period.
For the balance of the Current Period,
          (a) After the end of each Fiscal Year, Impress shall deliver to DLM a statement showing estimates of each of the payments described in Section 4.5(d), Section 4.5(e), Section 4.5(f) and Section 4.5(g) and the estimated net payment, due to the applicable party, resulting from the aggregation of all such payments. Such net payment shall be due seven (7) days after the delivery of such estimate statement. Should DLM disagree with Impress’ calculation of such net payment, DLM shall so notify Impress and the parties shall appoint representatives to form a working group to agree on a calculation that is mutually acceptable to the parties. If a notice delivered hereunder shows a net payment owing to Impress, DLM shall, pending such an agreement, be entitled to withhold the disputed portion of such payment.
          (b) Following the end of such Fiscal Year, an adjusting payment shall be made to reconcile the estimated figures used to calculate the net payment due under Section 4.5(a) to the actual figures that would have been used to calculate such amount had such calculation taken place after the end of such Fiscal Year unless such amount would not exceed $[***]*.
          (c) If, during any Fiscal Year, the volume of a particular Product delivered for use at a particular DLM Facility exceeds the Baseline Volume therefor, then Impress shall pay a rebate to DLM, subject to Section 4.5(a) and Section 4.5(b), in an amount equal to: the product of (i) the difference (in thousands of units or cases) between such volume and the Baseline Volume (such difference the “Annual Volume Excess”) and (ii) difference between (A) the Product Price for such Product and (B) the sum of the (1) “Metal Cost,” (2) “Other Direct Materials Cost,” (3) “Direct Labor Cost,” (4) “Variable Overhead Cost”, (5) “Internal Freight Cost” and (6) “Profit Element to Impress” for such Product, each as referenced in the Pricing

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

12

Model; provided however that, in the event that (i) such volume exceeds the Baseline Volume by more than [**]%* and (ii) Impress incurs reasonable and demonstrable fixed costs in excess of those it would have incurred had it delivered such Baseline Volume during such Fiscal Year, then such amount shall be reduced by an amount sufficient to compensate for fixed costs not otherwise recovered through payments under Section 4.1 for Products delivered during such Fiscal Year.
          (d) If, during any Fiscal Year, the volume of a particular Product delivered for use at a particular DLM Facility (or, if none were delivered, for which a Baseline Volume is set forth in Section 4.1) falls below the Baseline Volume therefor, then DLM shall pay Impress, subject to Section 4.5(a) and Section 4.5(b), an amount equal to: the product of (i) the difference (in thousands of units or cases) between the Baseline Volume and such volume (such difference the “Annual Volume Shortfall”) and (ii) the “Fixed Overhead Cost,” “Shared Services Cost” and “SG&A Cost” for such Product, each as referenced in the Pricing Model; provided however that, in the event that such volume falls below the Baseline Volume by more than [**]%*, such amount shall be adjusted to reflect savings in fixed costs to Impress resulting from measures agreed upon by the parties.
          (e) In the event that the actual metal cost to Impress (including the costs of delivery and storage, the timing of such costs and other relevant factors), as incurred pursuant to Section 5.1, in producing Products delivered hereunder during any Fiscal Year, differs from the amount invoiced by Impress during such year in respect of the “Metal Cost,” as referenced in the Pricing Model, of such Products, then an adjusting payment shall be made to reconcile such actual metal cost to such invoiced amount, subject to the calculation of Product Prices set forth in Section 4.3(b).
          (f) If, during any Fiscal Year during the Current Term after the first five Fiscal Years of the Current Term, (i) the aggregate amount of all Annual Excess Profits (as defined below) for such Fiscal Year exceeds (ii) the aggregate amount of all Annual Profit Shortfalls (as defined below) for such Fiscal Year, then, subject to Section 4.5(a) and 4.5(b), Impress shall pay DLM such excess up to $[***]* of any such excess plus [**]%* of any portion of such excess over $[***]*. “Annual Excess Profit,” for each of the Products delivered at each of the Facilities hereunder during any Fiscal Year, means the product of (i) the Annual Volume Excess, if any, for such Product and (ii) the “Profit Element to Impress” for such Product, as referenced in the Pricing Model. “Annual Profit Shortfall,” for each of the Products delivered at each of the Facilities (or, if none were delivered, for which a Baseline Volume is set forth in Section 4.1) hereunder during any Fiscal Year, means the product of (i) the sum of (A) the Annual Volume Shortfall, if any, and (B) the Aggregate Volume Reduction (as defined below), if any, for such Product and (ii) the “Profit Element to Impress” for such Product, as referenced in the Pricing Model. “Aggregate Volume Reduction,” for any Product delivered at any of the Facilities, means, as of any particular time, the sum of all reductions in the Baseline Volume of such Product made under this Agreement up to and including such time (including as a result of a Volume Reduction or Facility Shutdown but excluding as a result of any Volume Transfer).

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

13

          (g) If, during any Fiscal Year during the Current Term after the first five Fiscal Years of the Current Term, (i) the aggregate amount of all Annual Profit Shortfalls for such Fiscal Year exceeds (ii) the aggregate amount of all Annual Excess Profits for such Fiscal Year, then, subject to Section 4.5(a) and 4.5(b), DLM shall pay Impress such excess up to $[***]* plus [**]%* of the portion of such excess over $[***]*.
          (h) Not later than the last day of June, September, December and March of each Fiscal Year, Impress shall deliver to DLM an estimate of the net payment that it expects to be due under this Section 4.5 in respect of such Fiscal Year (including an estimate of any amount in respect of Section 4.5(c)).
     4.6 Certain Pricing Matters. As of the Amendment Effective Date, DLM shall be eligible for certain pricing adjustments described in this Section 4.6 (“Adjusted Pricing”) in situations where (i) an Impress Facility or Facilities located in North America manufactures and sells Products, for use by a third party customer of Impress to package wet pet food and/or seafood to be delivered in North America, American Samoa, Puerto Rico, or any other location where DLM sells at least [***]* DLM products in the Covered Business Lines packaged in such Products annually (each a “Pricing Territory”) (a “Third Party Customer”), and such Products sold to the Third Party Customer are used by the Third Party Customer to package wet pet food and/or seafood and perform the same functionality and performance as the Products sold to DLM, and (ii) the sale of such Products to the Third Party Customer results in the Third Party Customer having an Advantage (as define below). In such situations, Impress shall (1) promptly adjust its Product Prices charged to DLM for Products qualifying for Adjusted Pricing hereunder and used to package wet pet food and/or seafood to be delivered in the respective Pricing Territory to a level where the Third Party Customer no longer has an advantage (“Advantage”), (2) continue to charge DLM the adjusted price for so long as Impress continues to sell the Products to the Third Party Customer for use to package wet pet food and/or seafood at the adjusted price and, for Pricing Territories outside of North America, DLM continues to sell at least [***]* DLM products in the Covered Business Lines packaged in such Products annually, and (3) pay to DLM the amount of reimbursement, determined by the DLM Auditor (as defined below), within thirty (30) days from the date the Advantage is discovered and the amount of the reimbursement is determined.
          (a) The Advantage shall be determined by comparing the total value of all Products sold to a Third Party Customer for use in packaging wet pet food and/or seafood during a relevant twelve month period to be delivered in a Pricing Territory at the Third Party Customer prices (excluding shipping and delivery costs) to the value of all Products sold to the Third Party Customer for use in packaging wet pet food and/or seafood during such period in such Pricing Territory at DLM prices (excluding shipping and delivery costs). DLM prices for this purpose will be its net price (taking into account all rebates, including rebates to which DLM may be entitled in other agreements the parties may have with regard to costs related to the Products). For purposes of calculating the Advantage with respect to Products to be used to package seafood, Impress shall have a $[***]* allowance to offset a potential Advantage when calculating the value of such Products sold to a Third Party Customer.

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

14

          (b) Subject to its confidentiality obligations, and during regular business hours, DLM shall have the right to request an audit annually to confirm compliance with this Section 4.6. If DLM desires an audit, DLM shall notify Impress in writing and the parties will select a mutually acceptable third party auditor (the “DLM Auditor”) to perform a confidential audit. The DLM Auditor shall prepare and deliver to both Impress and DLM concurrently a written report that states whether any Third Party Customer enjoyed an Advantage and the period of time in which the Advantage was enjoyed. DLM may exercise its right to conduct an audit anytime after it learns of or suspects a potential price issue. Any audit requested by DLM may cover a period of only two (2) fiscal years. If upon completion of the audit it is determined that no Third Party Customer enjoyed an Advantage, DLM shall pay the cost of the audit; if however, it is determined that a Third Party Customer did enjoy an Advantage (inclusive of the $[***]* allowance in Section 4.6(b) above), Impress shall pay the cost of the audit.
          (c) The Adjusted Pricing requirements shall not be applicable in situations where (i) Products are sold at DLM’s request pursuant to Section 14.14 below, (ii) specific pricing is requested by DLM outside of normal market conditions, as mutually agreed to fall outside this Section 4.6; or (iii) pricing in question is for Products that (A) have been rejected by DLM; (B) are obsolete; (C) are “Secondary Goods” (as defined below); or (D)(1) have been produced by Impress for another customer; (2) are not being purchased by such other customer; and (3) are sold by Impress to a third party at a discounted price as “slow moving” inventory. Before selling obsolete or “slow moving” inventory to a third party at discounted prices, Impress must have first offered such obsolete or “slow moving” inventory to DLM at such discounted price and DLM must have expressly declined such offer or otherwise have failed to respond within seven (7) business days of receipt of Impress’ offer. If market conditions change significantly from those existing at the time this Agreement is executed, the parties may meet and agree on appropriate adjustments to this Section 4.6. As used herein, “Secondary Goods” shall mean Products manufactured by Impress which, after quality assurance testing in the normal course, are determined by Impress in good faith to not meet customer specifications.
          (d) In the event that DLM sells or transfers all, or significantly all of its assets and business relating to the seafood Covered Business Line (the “Seafood Covered Business Line”) to a purchaser or transferee of the Seafood Covered Business Line (the “Seafood Purchaser”), Section 4.6, except for this subsection (d), shall be deemed to be deleted from the Agreement that is assigned to the Seafood Purchaser and shall not at any time thereafter apply to the Products sold to the Seafood Purchaser as part of the Seafood Covered Business Line. The sale or transfer of the Seafood Business Lines shall have no effect upon the applicability of this Section 4.6 to the Products sold to DLM under the Covered Business Line retained by DLM, and this Section 4.6 shall continue to apply in its entirety to the retained Covered Business Line.
     4.7 Annual Inventory Adjusting Payments. Except as the parties otherwise mutually agree, at the end of each Fiscal Year, Impress shall revalue its inventories of direct materials and works-in progress, other than metal inventories, that it expects to use in the manufacture of Products and its inventories of finished Products, in each case such that the new values of such inventories (valued on a standard cost basis consistent with past practice excluding any variance

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

15

adjustments) are consistent with the Product Prices and for Products and the supporting Pricing Model therefore, as in effect following the application of Section 4.4 to modify the Product Prices for the upcoming Fiscal Year. An adjusting payment equal to the difference between the net value of such inventories prior to such revaluation and the net value of such inventories following such revaluation shall be paid within 30 days after the date of such revaluation (by DLM if the revaluation results in a decrease, and by Impress if the revaluation results in an increase).
     4.8 Periodic Cost Reimbursement. DLM shall reimburse Impress at cost for any additional costs it incurs that are not otherwise reflected in the Product Prices (e.g., transportation costs between Impress Facilities and DLM Facilities due to capacity imbalances and additional external warehousing costs); provided that DLM has authorized Impress to incur such costs. Any such reimbursement shall be reflected in an invoice delivered under Section 4.1(b) after such costs are so incurred.
     4.9 Pricing for New Products. From time to time, the parties may wish to amend, modify or supplement this Agreement so as to provide for the supply of new products (except as otherwise specifically provided under Section 9.3 below with respect to “New Products” as defined therein) and on the terms and conditions hereunder. Unless the parties agree otherwise, the price of any such new product (i) shall initially be set so as to yield a profit margin of [**]%* to Impress (not taking into account any costs that are categorized under “Shared Services Cost” as referenced in the Pricing Model), (ii) shall be broken down and specified in a manner consistent with the Pricing Model and (iii) shall be further modified pursuant to the other sections of this Article IV.
     4.10 Baseline Volumes. The Baseline Volumes for the Initial Term shall be set forth in Schedule 4.1 attached hereto.
     4.11 Adjustments to Baseline Volumes for Volume Transfers. Prior to August 14, 2010, at the request of DLM, (i) the Baseline Volumes of Products to be delivered at a particular DLM Facility (the “Transferor Facility”) shall be reduced and (ii) the Baseline Volumes of Products to be delivered at one or more of the other DLM Facilities (each, a “Transferee Facility”) hereunder shall be increased (such reduction and increase together, the “Volume Transfer”); provided that (i) the Impress Facility serving the Transferee Facility has, or the Impress Facilities serving the respective Transferee Facilities have, as the case may be, the production and storage capacity to produce such increased volume or volumes, as the case may be, or, if such capacity is not available, Impress agrees in accordance with Section 3.2 to make the investments necessary to obtain such capacity and DLM and Impress agree on a reasonable time frame for implementing the relevant Volume Transfer; (ii) DLM reimburses Impress for any out-of-pocket costs incurred in connection with such Volume Transfer, including closure and severance costs, equipment transfer and any reinstallation and start-up costs (including any inventory-building costs); (iii) any reduction in the Baseline Volumes to be delivered at the Transferor Facility in connection with any such Volume Transfer is offset by a corresponding increase or corresponding increases in the Baseline Volumes to be delivered at the Transferee

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

16

Facility or Transferee Facilities, as the case may be, in connection with any such Volume Transfer; (iv) DLM reimburses Impress for any net book value loss (after taking into account any resale value) in connection with the sale of redundant equipment, except that, for any particular piece of equipment the net book value loss (after taking into account any resale value) of which is greater than $[***]*, DLM shall only reimburse Impress for the net present value of any future depreciation expense (reduced proportionately for any resale value) that would otherwise have been recognized by Impress in the absence of such loss (using a discount rate of [**]%* unless such rate is manifestly inappropriate or as otherwise agreed by the parties); (v) such Volume Transfer is in response to a shift in production among the Facilities (including as the result of an Event of Force Majeure), which shift DLM intends in good faith at the time to be permanent; and (vi) DLM provides Impress sufficient notice of any such Volume Transfer, which shall not be less than six months, and the parties agree on a commercially reasonable plan for implementing such Volume Transfer, including the timing thereof. Schedule 4.1 shall be modified as necessary to reflect changes in the Baseline Volumes and Product Prices resulting from any such Volume Transfer. The payments due under Section 4.5(c) shall be modified as necessary to reflect changes in operations at the Impress Facilities serving the DLM Facilities involved in any such Volume Transfer that result from such Volume Transfer and are reasonably likely to affect the amount of Metal Cost Savings or savings in respect of any Cost Savings Projects.
     4.12 Adjustments to Baseline Volumes for Volume Reductions. Prior to August 14, 2010, at the request of DLM, the Baseline Volumes of Products to be delivered at a particular DLM Facility (the “Reducing Facility”) shall be reduced (such reduction, the “Volume Reduction”); provided that (i) DLM reimburses Impress for any out-of-pocket costs incurred in connection with such Volume Reduction, including closure and severance costs, equipment transfer and any reinstallation and start-up costs (including any inventory-building costs); (ii) DLM reimburses Impress for any net book value loss (after taking into account any resale value) in connection with the sale of redundant equipment, except that, for any particular piece of equipment the net book value loss (after taking into account any resale value) of which is greater than $[***]*, DLM shall only reimburse Impress for the net present value of any future depreciation expense (reduced proportionately for any resale value) that would otherwise have been recognized by Impress in the absence of such loss (using a discount rate of [**]%* unless such rate is manifestly inappropriate or as otherwise agreed by the parties); (iii) such Volume Reduction is in response to a decrease in production at the Reducing Facility (including as the result of an Event of Force Majeure), which reduction DLM intends in good faith at the time to be permanent; and (iv) DLM provides Impress sufficient notice of any such Volume Reduction, which shall not be less than six months, and the parties agree on a commercially reasonable plan for implementing such Volume Reduction, including the timing thereof. Schedule 4.1 shall be modified as necessary to reflect changes in the Baseline Volumes and Product Prices resulting from any such Volume Reduction. The payments due under Section 4.5(d) shall be modified as necessary to reflect changes in operations at any Impress Facility serving the Reducing Facility that result from any such Volume Reduction and are reasonably likely to affect the amount of Metal Cost Savings or savings in respect of any Cost Savings Projects.

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

17

     4.13 DLM Facility Shutdown. In the event that (i) any Facility lease (or, in the case of the Terminal Island Facility, the real estate permits granted by the Harbor Commission) of DLM expires or is terminated or withdrawn prior to the end of the term of this Agreement (unless such termination or withdrawal results from any breach by Impress of any Lease and Services Agreement); (ii) DLM violates the terms of any such lease (or, in the case of the Terminal Island Facility, permit) in a manner that results in any landlord or governmental authority evicting or ordering the eviction of DLM or Impress from the premises subject to any Lease and Services Agreement; or (iii) any damage or destruction to any of the premises that are subject to any Lease and Services Agreement occurs, which damage materially interferes with the conduct of the Business by Impress at such premises, and DLM does not rebuild, repair or restore such premises, as required by such Lease and Services Agreement, within a reasonable period of time, then (x) a “DLM Facility Shutdown” with respect to the DLM Facility located on such Premises shall be deemed to have occurred, (y) the parties shall have no further supply or purchase obligations with respect to Products purchased for use at such DLM Facility and (z) DLM shall reimburse Impress for (A) any out-of-pocket costs incurred in connection with such termination, including closure and severance costs, equipment transfer and any reinstallation and start-up costs (including any inventory-building costs), (B) any net book value loss (after taking into account any resale value) in connection with the sale of redundant equipment, except that, for any particular piece of equipment the net book value loss (after taking into account any resale value) of which is greater than $[***]*, DLM shall only reimburse Impress for the net present value of any future depreciation expense (reduced proportionately for any resale value) that would otherwise have been recognized by Impress in the absence of such loss (using a discount rate of [**]%* unless such rate is manifestly inappropriate or as otherwise agreed by the parties) and (C) in the case of a DLM Facility Shutdown resulting from events described in clauses (ii) only, the net present value of any lost profits on sales to third party customers that result from such DLM Facility Shutdown. The payments due under Section 4.5(d) shall be modified as necessary to reflect any DLM Facility Shutdown that is reasonably likely to affect the amount of Metal Cost Savings or savings in respect of any Cost Savings Projects. Notwithstanding the above, as of the beginning of the Extension Period, DLM may elect to shut down any of the DLM Facilities upon 12 months prior written notice to Impress without being responsible for any of the payments or reimbursements payable to Impress under this Section 4.13; provided that DLM shall reimburse Impress for any remaining inventory as of date of the DLM Facility Shutdown.
     4.14 Terminal Island Facility. The sublease of the Terminal Island Facility to Impress by DLM shall terminate effective at the end of the Current Period. The parties will work together in good faith to negotiate for an agreement whereby both of the parties may remain on the Terminal Island property as long as possible. As long as is legally and commercially feasible to do so, the parties will attempt to negotiate on a mutually agreeable arrangement that may include a direct relationship between Impress and the Port of Los Angeles. If at any time after the end of the Current Period, the Port of Los Angeles decides, despite the good faith efforts of the parties as described in this Section 4.14, that the real estate permit for the parties to remain on Terminal Island will be modified in any way, each party will be responsible for its own

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

18

relocation or other costs described in Section 4.13(z) above. Notwithstanding anything to the contrary herein, if DLM (i) requires Impress to leave the subleased property despite the Port of Los Angeles allowing both parties to remain with no material change to the real estate permit with respect to the space currently occupied by the parties; or (ii) lobbies to remove Impress from Terminal Island, then DLM shall reimburse Impress for the costs, expenses and losses as set forth in Section 4.13(z)(A), (B) and (C).
     4.15 Puerto Rico Facility. The Puerto Rico sublease shall terminate effective at the end of the Current Period. Impress will be responsible for renegotiating its own lease arrangement with PRIDCO.
     4.16 Bloomsburg Facility and American Samoa Facility. The leases for the Bloomsburg Facility and the American Samoa Facility shall be renewed as described in the amendments to those respective sublease and services agreements attached hereto as Annex C and Annex D.
     4.17 DLM Facility Relocations Within North America.
          (a) In the event DLM relocates all or part of the cannery function of either, or both, of the wet pet food or seafood business of one of the DLM Facilities to another facility within North America then DLM shall continue to purchase Products for such Relocated North American Facility (as further defined below) from Impress under the terms and conditions of this Agreement, and all amendments, modifications and other agreements related thereto, provided that DLM shall be responsible for any additional transportation costs incurred by Impress to deliver the Products from the Impress Facility to the Relocated North American Facility. As used herein a “Relocated North American Facility” shall mean a facility within North America to which cannery functions for the Products have been relocated from one of the DLM Facilities.
          (b) In the event DLM builds, contracts with, opens or acquires a new cannery within North America for the packaging of wet pet food and/or seafood products (a “New North American Facility”), and then delivery volumes at a DLM Facility subsequently decline (as compared against Historical Delivery Volumes as of the time such New North American Facility becomes operational) then, for so long as, and to the extent, the delivery volume lost at a DLM Facility exists at a New North American Facility, such delivery volume at the New North American Facility shall be deemed delivery volume to a Relocated North American Facility under Section 4.17(a) and DLM shall purchase from Impress Products to fulfill such delivery volume at the New North American Facility according to the terms and conditions set forth in this Section 4.17(a). DLM shall track and allocate volume between DLM Facilities and New North American Facilities hereunder on an ongoing basis, subject to annual reconciliations to take place at the end of each Fiscal Year. With respect to volumes at the New North American Facility that represent growth in a Covered Business Line above Historical Delivery Volumes as described above, Impress shall have the same right to negotiate for the supply of Products as described in Section 4.18 below. In the event any volume of Products are relocated outside of North America and are subsequently returned to North America, the Historical Delivery Volume as of the date the volume was initially relocated shall be used to determine Impress’ entitlement to the returned North American volume hereunder.

19

          (c) Upon Impress’ request, DLM shall provide a written certification of the total volumes of metal cans and ends used for packaging in the Covered Business Lines at a New North American Facility hereunder. Subject to its confidentiality obligations, and during regular business hours, Impress shall have the right to request an audit annually to confirm DLM’s certification of total volumes and its compliance with the terms of this Section 4.17. If Impress desires an audit, Impress shall notify DLM in writing and the parties will select a mutually acceptable third party auditor (the “Impress Auditor”) to perform a confidential audit. The Impress Auditor shall prepare and deliver to both Impress and DLM concurrently a written report that states the total volume of metal cans and ends used for packaging in the Covered Business Lines at a New North American Facility hereunder and whether DLM has complied with its obligations under this Section 4.17. Any audit requested by Impress may cover a period of only two (2) fiscal years. If upon completion of the audit it is determined that DLM is in compliance with this Section 4.17, Impress shall pay the cost of the audit; if however, it is determined that DLM is not in compliance with this Section 4.17 and such noncompliance had a negative effect on Impress of more than five percent (5%) of Historical Delivery Volumes for the audited Products, DLM shall pay the cost of the audit.
          (d) Notwithstanding anything herein to the contrary, DLM’s agreement to purchase its requirements of Products as set forth in this Agreement shall not include the requirements of any company or other entity acquired by DLM subsequent to the date hereof (an “Acquired Company”) where (i) the Acquired Company has a preexisting obligation to purchase its metal packaging products within North America, under the terms of a separate agreement, from a supplier other than Impress (the “Assumed Agreement”), (ii) DLM is required to assume the obligations of the Assumed Agreement, and (iii) the Assumed Agreement cannot be terminated without breaching the terms thereof and DLM may continue to use such other supplier under such Assumed Agreement without extension. Upon the expiration or termination of an Assumed Agreement, Impress shall have the right to supply Products to such new facility or facilities as a New North American Facility as determined and described in Section 4.17(b) above where the acquisition of the Acquired Company resulted in a reduction in delivery volumes at a DLM Facility (as compared against Historical Delivery Volumes as of the time of such acquisition).
     4.18 DLM Facility Relocations Outside of North America and New Facilities. In the event DLM closes or relocates all or part of the cannery function of either the wet pet food or seafood business of one of the DLM Facilities (other than to a third party co-packer) to a facility outside of North America or DLM otherwise builds, contracts with, opens or acquires a new cannery for the packaging of either the wet pet food or seafood products that is not a Relocated North American Facility, Impress shall have the right to negotiate, for the right to supply Products to such new facility or facilities on terms to be mutually agreed subject to the following conditions:
          (a) In the event that DLM shall receive a competitive offer for business at either (i) a facility outside North America to which cannery functions for the Products have been relocated from one of the DLM Facilities, or (ii) a facility in which new (non-relocated/non-replacement) cannery functions for the Products will be operated (each a “New Facility”), and

20

such competitive offer reflects a product pricing differential greater than [**]*, Impress shall have the right to match the competitive offer within thirty (30) days of receipt of written notice of such offer from DLM and DLM shall award Impress the business at the New Facility if Impress matches the pricing, term and other material terms and conditions of such competitive offer. If the competitive offer represents a pricing differential of [**]* or less, DLM shall award the business at the New Facility to Impress. Notwithstanding anything to the contrary above, Impress shall have a commercially reasonable time to make any additional investments that may be required to supply such New Facility; provided, however that the amount of time to complete such additional investments shall not exceed eighteen (18) months from the date of formal agreement between the parties or other timeline as mutually agreed upon by the parties for the investment. During such investment period, and if DLM requires Products prior to the completion of Impress’ investment, the parties shall (1) work together to obtain the necessary Products from the lowest cost and most practical source and (2) share equally the additional cost of such Products provided by Impress to the extent the cost exceeds the price proposed by Impress above. If Impress is unable to finish the required investments and provide Products to DLM by the end of either 18 months or such other time agreed to by the parties, Impress shall have sole responsibility, after such eighteen (18) month period or such other time agreed to by the parties, for the additional cost of obtaining such Products from an alternative source.
          (b) In the event that DLM (i) relocates all or part of the cannery function of either the pet food or seafood business of one of the DLM Facilities to a New Facility; or (ii) starts new (non-relocated/non-replacement) cannery functions for the Products in a New Facility, DLM shall have the option of continuing to purchase Products for such New Facility from Impress under the terms and conditions of this Agreement, and all amendments, modifications and other agreements related thereto, provided that DLM shall be responsible for any additional transportation costs incurred by Impress to deliver the Products from the Impress Facility to the New Facility.
          (c) Notwithstanding anything herein to the contrary, DLM’s agreement to purchase its requirements of Products as set forth in this Agreement shall not include the requirements of an Acquired Company where (i) the Acquired Company has a preexisting Assumed Agreement, (ii) DLM is required to assume the obligations of the Assumed Agreement, and (iii) the Assumed Agreement cannot be terminated without breaching the terms thereof, DLM may continue to use such other supplier, provided that Impress shall have the right to negotiate for the right to supply Products to such new facility or facilities on terms to be mutually agreed, subject to the terms as set forth in Section 4.18(a).
ARTICLE V. DIRECT MATERIALS PURCHASING
     5.1 Metal Purchasing. As of the Amendment Effective Date, Impress shall assume full responsibility for the purchase of metal and the metal purchasing team previously formed by the parties will no longer negotiate with metal suppliers for the procurement of metal for the Products. The parties will continue to cooperate for a period not to exceed thirty (30) days

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

21

thereafter to facilitate Impress’ assumption of the purchasing responsibility as of the Effective Date.
     5.2 Recycling. Impress acknowledges that DLM derives a marketing benefit from the fact that DLM uses recycled metal in its containers and engages in an active can recycling effort. Impress agrees to use reasonable efforts to obtain information from the vendors from whom Impress purchases metal for Products supplied to DLM hereunder regarding the approximate percentage of recycled metal provided to Impress and incorporated in Products provided pursuant to this Agreement. Impress shall pass on such information, to the extent provided by Impress’ vendors, so that DLM may, at its election, make consumers aware of such information.
ARTICLE VI. DELIVERY, TITLE AND RISK OF LOSS
     6.1 Delivery Generally. Impress shall deliver all Products hereunder to DLM by conveyor or at a mutually agreed designated pick-up point, as provided below.
     6.2 Delivery by Conveyor. In the case of Products manufactured by Impress for use by DLM and delivered by direct conveyor, delivery shall take place at the agreed upon transfer point along each conveyor that feeds such Products from Impress’ manufacturing equipment to DLM’s processing equipment (which transfer point shall be described in an addendum to this Agreement). Impress shall install a counter system at the beginning of each such conveyor to count the volume of Products delivered by such conveyor each day, and DLM shall also install a counter system along each such conveyor to verify such volume. The parties shall reconcile such volumes on a daily basis to verify the accuracy of such counter systems. The parties recognize that, due to the length of the conveyors, some minor differences in the volumes counted are likely to occur. The parties will determine the average quantities of Products that each such conveyor holds and use this to determine acceptable variances. Each of the parties shall have the right to test the other party’s counter systems for accuracy and require that they be recalibrated to correct any inaccuracies. The parties shall make a reconciliation at the end of each Calendar Week to confirm the accuracy of the volumes counted during such Calendar Week and determine jointly whether any adjustments to the counter systems should be made. Each such counter system shall consist of three counters. Such volumes, as adjusted if necessary, shall be deemed the volumes of Products so delivered for purposes of Section 4.1.
     6.3 Other Delivery at Same Facility. In the case of Products manufactured by Impress for use at any of the DLM Facilities and not delivered by direct conveyor, Impress shall deliver such Products on a continuous replenishment basis to one or more designated locations within such DLM Facility or the Impress Facility serving such DLM Facility. DLM shall be responsible for storage of all such Products. Impress shall prepare a daily manifest identifying the type and volume of each Product so delivered, and DLM shall verify such deliveries by endorsing such manifest, which shall be used to prepare invoices delivered under Section 4.1(c).
     6.4 Title and Risk of Loss. Ownership of, title to and risk of loss for Products delivered hereunder will transfer from Impress to DLM upon delivery of such Products by Impress to DLM as provided in Section 6.2 or Section 6.3.
ARTICLE VII. NON-CONFORMING PRODUCTS AND NON-DELIVERY

22

     7.1 Return of Non-conforming Products.
          (a) If, after application by Impress of the inspection procedures set forth in the acceptance criteria and the sampling and acceptance plan set forth in Schedule 7.1 (collectively, the “AQL Plan”), any of the Products delivered to DLM fails, according to such AQL Plan, to meet the specifications therefor (i.e. the dimensions and other physical attributes of such Products) set forth in the Product Specifications Manual (as defined in Section 10.1(a) below) agreed upon by the parties, as modified from time to time (the “Specifications”), DLM shall be entitled to refuse to use those nonconforming Products and, upon notice of rejection to Impress, DLM shall be entitled to return the nonconforming Products to Impress, provided that such nonconformity is not the result of any negligent or willful act or omission by DLM.
          (b) Upon receipt of a notice of rejection, Impress shall use its best efforts to replace the nonconforming Products, including by purchasing replacement goods from third parties and delivering them to DLM. In comparing delivered volumes to Baseline Volumes pursuant to Section 4.5(d) for purposes of determining any Annual Volume Shortfall, such delivered volumes shall be deemed to include any volume that Impress does not so replace. In addition, Impress shall reimburse DLM for DLM’s reasonable, documented transportation and handling costs, if any, incurred in returning those Products to Impress. The parties agree to use commercially reasonable efforts to mitigate damages, costs and expenses. If Impress is unable to replace such nonconforming Products, DLM shall have the right to source them from a third party.
          (c) Title and risk of loss or damage to nonconforming Products shall pass to Impress upon receipt by Impress of a notice of rejection, and upon delivery of a notice of rejection DLM shall act in a commercially reasonable manner in storing and returning to Impress such nonconforming Products.
     7.2 Non-Delivery. If (i) the actual volume of any Product delivered to DLM by Impress during any Calendar Week is less than the volume that Impress is obligated to deliver during such Calendar Week pursuant to Section 2.3(b) and (ii) Impress fails to remedy such shortfall within a reasonable time, DLM shall be entitled to purchase products from third parties to the extent necessary to cover such shortfall, and Impress shall reimburse DLM for the excess, if any, of (i) the reasonable, documented costs of such products (including reasonable inspection costs) over (ii) the price DLM would have had to pay Impress had Impress delivered an equivalent volume of Products plus, in the event that any such shortfall is the result of Impress’ negligence or willful misconduct, an amount sufficient to compensate DLM for other liabilities it incurs because of such non-delivery. In comparing delivered volumes to Baseline Volumes pursuant to Section 4.5(d) for purposes of determining any Annual Volume Shortfall, such delivered volumes shall be deemed to include any volume purchased by DLM to cover such shortfall.
     7.3 Quality Assurance Testing. Impress shall, in consultation with DLM, continue to develop outgoing quality assurance testing procedures. Such procedures shall be subject to DLM audit on an annual basis. Impress shall be responsible for all such outgoing quality assurance testing of Products prior to delivery or shipment of the Products.

23

ARTICLE VIII. FORCE MAJEURE
     8.1 General. Notwithstanding anything to the contrary herein, neither party shall be liable hereunder for any failure or delay in the performance of any obligation hereunder, other than any obligation to make payments when due, because of any event or condition beyond such party’s reasonable control (each such event or condition, an “Event of Force Majeure”), including without limitation, fire, storm, flood, earthquake, explosion, accident, acts of a public enemy, wars, riots, public disorders, sabotage, terrorist attack, failures or delays of energy, transportation embargoes, acts of God, acts or regulations of government (insofar as such acts or regulations impose restrictions that cannot reasonably be avoided) or strikes, lock-outs and labor disputes; provided, that the parties will each use their commercially reasonable best efforts to continue operations in the event of a strike, lock-out or labor dispute including the use of supervisors and management to maintain production. In comparing delivered volumes to Baseline Volumes pursuant to Section 4.5(d) for purposes of determining any Annual Volume Shortfall, such delivered volumes shall be deemed to include any volume that Impress does not so deliver as the result of an Event of Force Majeure excusing its delivery obligations hereunder.
     8.2 Notice of Force Majeure. In the event that an Event of Force Majeure has occurred, or is occurring, which Event of Force Majeure may reasonably cause a party hereto to fail or delay in the performance of a material obligation hereunder, the affected party shall inform the other party of such Event of Force Majeure within seventy-two (72) hours of the affected party’s knowledge that such Event of Force Majeure may reasonably cause the affected party to fail or delay in the performance of a material obligation hereunder. For the purposes of this Section 8.2, the “knowledge” of a party shall be the actual knowledge of a senior manager of such party. If either of the parties is unable to perform any of its obligations hereunder due to an Event of Force Majeure, such party shall as promptly as practicable advise the other party of the probable extent of its inability to perform and shall recommence performing such obligations as promptly as practicable after such event or condition shall have ceased to persist.
ARTICLE IX. RESEARCH AND DEVELOPMENT, INTELLECTUAL PROPERTY
AND TECHNICAL SUPPORT
     9.1 Research and Development. Impress shall provide reasonable research and development services that Impress is able to provide through its then current staffing levels at no additional cost to DLM (except as provided below) with the goal of assisting DLM compete with respect to metal packages. DLM will be responsible to pay for necessary costs of tooling and the material costs of products to be used for industrial scale up or other similar purpose. Impress shall provide technical support for all projects and cannery issues, consistent with past practices between the parties and the industry practices as to the role of a sole source supplier. Each DLM Facility shall have an identified Impress seamer technician available as needed, with work to be coordinated with DLM’s can technical services.
     9.2 Intellectual Property Rights. All ownership of, rights and title to and interest in any Intellectual Property (as defined below) provided by a party in connection with the research and development cooperation pursuant to Section 9.1 shall remain the property of such party, and the other party shall not obtain any ownership of, rights or title to or interest in any such Intellectual Property. In connection with the joint development of any Intellectual Property by

24

the parties in connection with a joint project pursuant to Section 9.1, the parties shall agree on which party shall be the owner of such Intellectual Property, which party will be the licensee and the terms of any such license. “Intellectual Property” means any trademarks (registered or unregistered), service marks, trade names (registered or unregistered), computer software, computer programs, databases and related manuals, copyrights, trade secrets, know-how, processes, methods, patents and patent rights, inventor’s certificates and invention disclosures, in each case including all registrations, applications, applications for registrations, and any renewals, continuations and extensions therefor or thereof, together with any licenses and similar agreements relating to any of the foregoing.
     9.3 Development of New Products.
          (a) If Impress develops any New Product (as defined below) or Impress, at its sole discretion, elects to approach DLM with a concept for a New Product, Impress shall promptly so notify DLM in writing and offer DLM a right of first refusal to purchase such metal can or end for the Covered Business Lines at DLM Facilities from Impress on [**]* in North America (i.e., [**]* as to the type of DLM product in the Covered Business Lines for which such New Product would serve as packaging) for not less than [**]* on terms that are mutually agreeable to the parties. As used herein, “New Product” shall mean any new type of packaging product that (i) has different functionality from any of the Products, (ii) is not based on the triple-fold end technology or the universal end technology, (iii) is not currently commercially available in the U.S. market, and (iv) could be used to package any of the products in the Covered Business Lines that DLM produces. If DLM notifies Impress in a timely fashion (and in no event any later than thirty (30) days after notification by Impress) that it would like to pursue such an arrangement, DLM shall have a reasonable period, but in no event less than three months, to perform technical and market testing of such New Product with such assistance from Impress as DLM may reasonably require. If, at the end of such period, DLM wishes to purchase supplies of such New Product, that New Product shall become a Product as defined herein and shall be subject to all of the terms and conditions contained in this Agreement. The parties shall use the methods established in determining the Product Prices as the basis for agreeing on the pricing terms of any supply arrangement relating to such New Product once it has become a Product. Notwithstanding the foregoing provisions of this Section 9.3(a), Impress shall have no such obligations in respect of any New Product formally commissioned by another customer of Impress. In the event Impress has approached DLM with a concept for a New Product hereunder and DLM declines to exercise its rights under this Section 9.3(a) with respect to such conceptual New Product, then Impress shall have the right, upon notice to DLM, to introduce such concept for New Product to third parties. In the event that DLM sells or transfers all, or significantly all of its assets and business relating to the Seafood Covered Business Line to a Seafood Purchaser, the provisions of this Section 9.3(a), except for the definition of New Product set forth herein, shall be deemed to be deleted from the Agreement that is assigned to the Seafood Purchaser and shall not at any time thereafter apply to the Products sold to the Seafood Purchaser as part of the Seafood Covered Business Line. The sale or transfer of the Seafood Business Lines shall have no effect upon the applicability of this Section 9.3(a) to the Products sold to DLM under the

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

25

Covered Business Line retained by DLM, and this Section 9.3(a) shall continue to apply in its entirety to the retained Covered Business Line.
          (b) DLM may from time to time request that Impress develop a New Product meeting particular specifications for DLM. In the event Impress refuses to pursue the development of such New Product, DLM shall have the right to request that any third party develop such New Product and, to the extent such New Product is developed and purchased by DLM for use as packaging for DLM products for which Products serve as packaging, the Baseline Volume and Historical Delivery Volumes of such Products shall be reduced.
          (c) DLM grants Impress a right of first refusal to develop any New Product for supply to DLM at a DLM Facility at competitive prices and on terms that are mutually agreeable to the parties. The parties shall use the methods established in determining the Product Prices as the basis for agreeing on the pricing terms of any such supply arrangement relating to such metal cans and ends. If Impress does not exercise such right or is unable to supply the New Product at competitive prices (as set forth in Section 9.3(e) below) or to the specifications required by DLM, as determined in good faith by DLM, DLM shall have the right to request that any third party develop such New Product and, to the extent such New Product is developed and purchased by DLM (subject to the terms and conditions as set forth in Section 9.3(e) below) for use as packaging for DLM products for which Products serve as packaging, the Baseline Volume and the Historical Delivery Volumes of such Products shall be reduced. DLM shall not be responsible for any Impress costs or write-offs related to Impress’ election not to offer New Products on a competitive basis hereunder. If DLM sources the New Product from a third party, DLM will purchase reasonable amounts of Impress inventory of existing specifications. If such Products require depalletization from an Impress Facility, Impress shall supply such services at a reasonable cost.
          (d) If DLM receives an unsolicited offer by a third party to develop a New Product for supply to DLM at a DLM Facility, DLM shall promptly so notify Impress in writing of such offer. Impress shall have the right to supply to DLM with a New Product (whether metal can or end, as the case may be) of an equivalent quality and functionality to the New Product that is the subject of such unsolicited offer on terms that are mutually agreeable to the parties. If Impress commits in writing to develop the New Product for supply to DLM within forty-five (45) days of receiving the initial notice from DLM, Impress shall have a commercially reasonable time to make any additional investments that may be required to supply such New Product; provided, however that if DLM immediately requires such New Products intended to be addressed by such additional investments, DLM may make interim arrangements with third parties for such New Product, but only for such time as Impress requires to complete the additional investments; provided, further that the amount of time to complete such additional investments shall not exceed 18 months from the date of formal agreement between the parties or other timeline as mutually agreed upon by the parties for the investment. The parties shall use the methods established in determining the Product Prices as the basis for agreeing on the pricing terms of any such supply arrangement relating to such New Product; provided that Impress agrees, subject to Section 9.3(e) below, to supply such New Product at a price that is no less competitive than the price proposed by the third party.

26

          (e) In order to compare Impress prices for New Products against third party prices for such New Products under Sections 9.3(c) and (d) above, the parties agree that all third party bids for New Products must account for any reimbursement, subsidy, rebate, or other side payment which would otherwise lower or raise the per packaging unit pricing. If the competitive offer represents a pricing differential of less than [**]*, DLM shall award the business for the New Products to Impress.
          (f) If Impress is unable or unwilling to provide the New Product in a reasonable time, to be agreed upon by the parties, and at a competitive price, subject to Section 9.3(e) above, DLM may make arrangements with third parties to supply the New Product.
          (g) Nothing in Section 9.3 shall require either party to infringe on the intellectual property right of any person or to violate any agreement made in good faith with any third party.
     9.4 Technical Support. Impress shall provide DLM such technical support services as are described in Schedule 9.4.
ARTICLE X. WARRANTIES, LIABILITY, INSURANCE AND DAMAGES
     10.1 Specifications. Impress warrants that all Products delivered to DLM shall conform to the Specifications therefor subject to the following conditions:
          (a) Within six (6) months from the date hereof, Impress shall provide to DLM an official product specifications manual (the “Product Specifications Manual”). Impress shall also update the Product Specifications Manual as needed to fulfill the requirements of Section 10.1(b). The specifications of any New Products shall be as mutually agreed by the parties with the intention that such specifications shall result in an expected [**]* of at least as long as the expected [**]* for the most closely analogous product. These specifications will be included in the Product Specifications manual, subject to further revisions, promptly after the specifications are agreed upon by the parties.
          (b) Impress, at its sole cost, shall test and verify the performance of all current Products and propose, in good faith, changes to the Specifications, materials, pricing, handling or other requirements necessary to achieve a minimum [**]* of [**]* (or such other period as the parties mutually agree is practical and possible), provided that DLM agrees to reimburse Impress for [**]%* of the necessary additional investments for testing equipment (calculated consistent with the Base Return) up to a maximum of $[***]*. All such verification and recommendation shall be completed within eighteen (18) months from the date hereof, subject to DLM providing all reasonable cooperation with Impress’ verification and recommendation efforts.
     10.2 Warranty.
     (a) Provided that DLM (1) adopts any recommended changes to the Specifications, materials. price and/or other requirements recommended by Impress upon

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

27

completion of its testing and verification under Section 10.1(b); and (2) agrees to pay the proposed purchase price described in Section 10.2(a)(1) above, then in addition to the warranty set forth in Section 10.1 above, Impress shall, only after the expiration of the Current Period, warrant that all Products delivered to DLM under the agreed upon Specifications that are sold and delivered within North America shall, when properly filled, sealed and thermally processed, stored, transported and handled at ambient temperatures and conditions without exposure to extreme temperatures for a prolonged period (all as detailed in the applicable Specifications), hold their contents acceptable for consumption for a [**]* period of at least [**]* from filling date (as described in Section 10.2(c) below), or as otherwise set forth in the applicable Specifications.
          (b) The warranties set forth in Section 10.2(a) above are subject to the following:
               (i) The warranties shall not be applicable to any deterioration of or damage to the Products or the contents thereof that is caused by (A) the acts or omissions of DLM, any other vendor of DLM or any third party (including without limitation transportation vendors) which acts or omissions are inconsistent with the applicable Specifications or normal industry practices; or (B) components other than those supplied by Impress, its subcontractors and suppliers, and used in the assembly of the Products;
               (ii) The warranties shall not be applicable to those Products which are filled by means of a DLM product formulation materially different from the formulation(s) submitted by DLM and incorporated by Impress in the Specifications pursuant to Section 10.1 above, provided that if DLM changes the product formulation in a material respect, it shall give notice to Impress, and Impress shall, after testing, verification and mutual agreement between the parties (including without limitation agreement as to allocation of costs and expenses related to any recommended changes to the Specifications, materials and/or other requirements as a result of such modified product formulation), update the Specifications as necessary to reflect any change in [**]* resulting from such change in product formulation.
          (c) The dates of DLM’s filling of all Products shall be evidenced by DLM by date coding stamped into or upon the Products. However, DLM shall be under no obligation to inspect Products delivered by Impress under this Agreement. Performance, non-performance or improper performance of inspections of Products by DLM shall not (i) relieve Impress of its obligations under this Agreement, (ii) limit Impress’ warranties relating to the Products hereunder, or (iii) limit DLM’s remedies under this Agreement. Notwithstanding anything to the contrary herein, Impress shall have no warranty obligations under this Section 10.2 with respect to any Product that has not been filled within ninety (90) days of delivery by Impress.
     10.3 AQL Inspections. Impress shall be responsible for all AQL inspection of Products as set forth in Schedule 7.1.

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

28

     10.4 Coding. Where applicable, can identification coding and cook check standards used by Impress must comply with DLM’s product certification program as described in Schedule 10.4 attached hereto.
     10.5 Inspection. DLM shall have the right periodically to inspect Impress Facilities at which Products are manufactured. Such inspection shall be during normal business hours and upon at least three (3) business days’ notice to Impress.
     10.6 Compliance with Laws and Regulations. Impress warrants that it shall produce and deliver all Products in accordance with all applicable United States and Canadian federal, state, provincial, and local laws, regulations and orders and that, upon delivery, all Products shall comply with all applicable United States and Canadian federal, state, provincial and local laws, regulations and orders.
     10.7 Title to Products. Impress warrants that it will convey to DLM good title to all Products delivered hereunder, free and clear of any and all security interests and other liens and encumbrances.
     10.8 Limitations on Warranties. Except as set forth in this Article X and in the Specifications, IMPRESS EXTENDS NO WARRANTIES, EXPRESS OR IMPLIED, AND NO WARRANTY WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.
     10.9 Indemnification by Impress.
          (a) Impress shall indemnify DLM and DLM’s Affiliates for, and hold DLM and DLM’s Affiliates harmless against, any Losses resulting from a breach by Impress of any warranty hereunder to the extent such breach results in (1) any third-party claims for personal injury, death or property or other damages or (2) any out-of-pocket production cost or expense incurred by DLM or any DLM Affiliate in sorting, emptying and repackaging DLM or any DLM Affiliate products packaged with Products (including but not limited to the cost of (i) any Products purchased hereunder, (ii) any lost contents, (iii) any idle labor, (iv) any warehouse cleaning costs incurred in connection with such emptying and repackaging DLM or DLM Affiliate products within the Covered Business Lines, (v) any costs incurred in disposing of any such products and (vi) recall); provided however that Impress’ obligations pursuant to the foregoing clause shall be limited to $[***]* per claim and $[***]* for all such claims in any Fiscal Year. As used herein, an “Affiliate” of a party hereto shall be any entity that (i) controls, (ii) is controlled by, or (iii) is under common control with such party. An entity will be deemed to control another entity if it owns [**]%* or more of the voting securities of such other entity.
          (b) The parties acknowledge and agree that DLM intends to investigate and settle or litigate all consumer claims that it receives with respect to its products that are packaged using Products through the Grocery Manufacturer’s Association/Food Products Association (the “GMA/FPA”), including claims that allege a defect in a Product or other condition, which, if

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

29

proven, would give rise to a right of indemnification under this Section 10.7. DLM, or DLM and GMA/FPA, shall confer with Impress and its insurance carrier prior to the settlement of any consumer claim for which Impress is responsible, or is alleged to be responsible, hereunder if such settlement might reasonably be expected to exceed $[***]*. DLM shall, upon Impress’ (or its insurance carrier) reasonable request and in a timely manner, provide Impress and its insurance carrier with full information on the claim, outline DLM’s strategy for handling the claim and the reasons for its planned handling of the claim and consider in good faith any alternate strategies for handling the claim suggested in good faith by Impress or its insurance carrier. Impress shall only be responsible under this Section 10.9 for settlements that are handled in accordance with the foregoing provisions, recommended by GMA/FPA and reasonable under all of the circumstances. For the present purposes, “reasonable” includes the fact that DLM shall settle claims in accordance with its past practice and shall not treat claims differently than it would have had the indemnification under this Section 10.9 not been available to it. If the parties dispute the existence of a manufacturing defect in the Product, then the opinion of GMA/FPA’s forensic laboratory as to the existence of a manufacturing defect in the Product allegedly causing the claim shall be conclusive unless one of the parties objects in advance to the use of the GMA/FPA laboratory in which case the dispute will be handled in accordance with Article XII.
     10.10 Insurance Coverage. Impress shall maintain, at its own expense, general liability (including product liability insurance) providing for insurance coverage of not less than $[***]* or other such standard level of insurance commensurate with the size and nature of its business. Any such policy shall name DLM as an additional insured under such policy and, to the extent commercially available, require the insurer providing such policy to give DLM at least 30 days’ advance notice of any cancellation or expiration of the policy, or of any significant change in the coverage, scope or amount of such policy. On or before 30 days after the date hereof, Impress will provide DLM with a certificate of insurance evidencing the above coverage, additional insured endorsement, and thereafter Impress shall promptly provide DLM notice of cancellation or change in policy conditions.
     10.11 DLM Warranties and Indemnities.
          (a) DLM shall not, without Impress’ consent, which consent shall not be unreasonably withheld, use any Product supplied by Impress hereunder to package products not provided for in the Specifications for such Product. Nor shall DLM use any such Product with other packaging products not provided for in the Specifications for such Product.
          (b) DLM warrants that none of the designs or Specifications supplied to Impress in connection with this Agreement infringes on any third-party rights.
          (c) DLM warrants that it shall handle, store, market and distribute all DLM products that use the Products as packaging in accordance with all applicable federal, state and local laws, regulations and orders.

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

30

          (d) DLM shall indemnify Impress for any Losses resulting from a breach by DLM of any warranty or covenant under this Section 10.11.
ARTICLE XI. LABOR DISPUTES
     11.1 Labor Disputes. The parties agree that, whenever an actual or potential labor dispute delays or could be reasonable expected to delay the timely performance of this Agreement by a party, such party shall promptly give notice of such actual or potential dispute to the other. The parties shall discuss and work together in good faith in addressing labor issues and negotiations that affect the mutual interests of the companies, including without limitation disclosing and sharing information upon the reasonable request of the other party; provided, however that nothing herein shall be deemed to obligate either party to share any such information in violation of applicable contractual terms, governmental law, rule, regulation or court order. Notwithstanding the above, each party shall be solely responsible for addressing and resolving its own labor disputes and nothing herein shall give either party any control over the other party’s labor relations or make the parties joint employers under applicable law.
ARTICLE XII. DISPUTE RESOLUTION
     12.1 Avoidance of Disputes. The parties shall cause their respective representatives for each of the Impress Facilities and the DLM Facilities and at the group director and executive officer levels to maintain close communications and an “open door” policy to facilitate discussions of ways to maintain and improve the quality of Products, maximize the respective benefits of the parties hereunder and avoid disputes arising hereunder. In furtherance of the foregoing, the parties shall cause their respective representatives for each of the Impress Facilities and the DLM Facilities and at the group director and executive officer levels to schedule and attend periodic planning and review meetings to discuss and evaluate issues arising hereunder. The parties agree to exercise their rights under the remainder of this Article XII only in such circumstances where the foregoing measures have been exhausted and have been unsuccessful.
     12.2 Negotiation. Should any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, including any dispute regarding its validity or termination, or the performance or breach thereof (each, a “Dispute”), arise between the parties under this Agreement, the local representatives of the parties for the Impress Facility or DLM Facility in question, as notified by Impress and DLM from time to time, shall negotiate in good faith for 14 days to reach a mutually agreeable resolution. If the Dispute remains unresolved after such period, senior operating representatives of the parties shall negotiate in good faith for a further 14 day period to reach a mutually agreeable resolution. If the Dispute remains unresolved after such period, representatives of the parties at the group director and executive vice president levels shall negotiate in good faith for a final 14 day period to reach a mutually agreeable resolution. If the Dispute has not been resolved after the foregoing negotiations have taken place, either party may submit such Dispute for resolution under (i) Section 12.3 if the Dispute concerns accounting and technical matters under Article IV and Article VII (unless the other party objects, in which case such Dispute may be submitted under Section 12.4) or (ii) Section 12.4. If either party refuses to participate in the negotiations required under this Section 12.2, the other party may submit such Dispute for resolution under (i) Section 12.3 if the Dispute concerns accounting and

31

technical matters under Article IV and Article VII (unless the other party objects, in which case such Dispute may be submitted under Section 12.4) or (ii) Section 12.4.
     12.3 Expedited Procedure. Subject to Section 12.2, either party may submit a Dispute for resolution under this Section 12.3 by giving notice to the other party of the nature of the Dispute and its intention to submit the Dispute for resolution under this Section 12.3. Within 14 days of such notice, each of the parties shall submit in writing an explanation of its position with respect to the Dispute to (i) the auditor specified in Schedule 12.3 if the Dispute concerns accounting matters under Article IV or (ii) the expert specified in Schedule 12.3 if the Dispute concerns technical matters under Article VII. Such auditor or expert may contact the parties to request additional written information be provided. Technical information provided to any auditor or expert by a party may be provided to the other party; financial information provided to any auditor or expert by a party may only be provided to the other party with the consent of the providing party. After collecting all of the information necessary to make an informed decision, such auditor or expert shall promptly render a written decision, which, absent manifest error, shall be binding on the parties. Any such decision shall specify the amount of any payment to be made by either of the parties as a result of such decision, which payment shall include an interest component reflecting (i) the length of the Dispute and (ii) the Delay Rate (as defined in Section 14.2). Expenses and costs associated with the submission of any Dispute to an auditor or expert under this Section 12.3 shall be the responsibility of the party against whom a final decision is rendered, or in the event that a neutral decision is rendered, shall be shared equally by the parties.
     12.4 Arbitration. Except for Disputes subject to resolution under Section 12.3, all Disputes shall be settled exclusively and finally by a panel of three arbitrators selected through the American Arbitration Association’s arbitrator selection procedures. The arbitration will be conducted in an arbitration proceeding administered by the American Arbitration Association under its Commercial Arbitration Rules in effect at the time of such proceeding, and judgment on the award rendered by a majority of the panel may be entered in any court having jurisdiction thereof. If the parties are unable to select a panel of three arbitrators within 15 days of such notice, either party may request that the American Arbitration Association select such panel, which selection shall be binding on the parties. If (i) two or more Disputes (excluding Disputes that have been submitted for resolution under Section 12.3) are simultaneously pending, (ii) the subject matters of such Disputes involve common questions of law or fact and (iii) the independent resolution of each such Dispute could result in conflicting decisions or obligations, such Disputes may be consolidated in a single proceeding under this Section 12.4. If more than one arbitration proceeding involving any such Disputes are pending, such proceedings shall, at the request of either party, be consolidated and settled in a single arbitration proceeding; provided that the determination of whether such Disputes shall be consolidated shall be determined by a majority of the first panel of arbitrators established to settle any such Dispute. If such Disputes are consolidated and more than one panel of arbitrators has been established to settle any of such Disputes, the parties shall, within 20 days of such consolidation, select one of the panels of arbitrators so established to settle the single consolidated arbitration proceeding. If the parties are unable to select such panel within 15 days, either party may request that the American Arbitration Association select such panel, which selection shall be binding on the parties. Unless the parties otherwise agree, within thirty days of any notice by a party to another party requesting arbitration to conduct any arbitration proceeding pursuant to this Section 12.4 near the relevant DLM Facility or elsewhere, such proceeding shall be conducted and any

32

decision shall be rendered in Philadelphia, Pennsylvania. Any arbitration proceeding pursuant to this Section 12.4 shall be conducted and any decision shall be rendered in the English language. Any such decision shall specify the amount of any payment to be made by either of the parties as a result of such decision, which payment shall include an interest component reflecting (i) the length of such Dispute and (ii) the Delay Rate (as defined in Section 14.2). Expenses and costs associated with the submission of any Dispute to arbitration shall be the responsibility of the party against whom a final decision is rendered. The award rendered by the majority of the panel of arbitrators shall be binding on the parties. By agreeing to arbitration, the parties do not intend to deprive any court with jurisdiction of its ability to issue a preliminary injunction, attachment or other form of provisional remedy in aid of the arbitration and a request for such provisional remedies by a party to a court shall not be deemed a waiver of this Agreement to arbitrate. In addition to the authority conferred upon the tribunal by the rules specified above, the tribunal shall also have the authority to grant provisional remedies, including injunctive relief.
ARTICLE XIII. TERM AND TERMINATION
     13.1 Amended Term. The Amended term of this Agreement shall commence on the Amendment Effective Date and shall continue until December 31, 2015 (the “Amended Term”).
     13.2 Renewal Term. The parties shall begin to negotiate in good faith thirty (30) months prior to the end of the Amended Term to extend this Agreement subject to the mutual agreement of the parties. If the parties have not reached an agreement to extend this Agreement eighteen (18) months prior to the end of the Amended Term then this Agreement shall automatically continue in force until either party provides at least eighteen (18) months’ prior written notification of termination.
     13.3 Termination Due to Material Breach.
          (a) Either party may terminate this Agreement if the other party is responsible for a material breach of its obligations hereunder (including as a result of persistent and substantial unexcused failures to comply with delivery, quality, cost or payment obligations hereunder) that (i) affects more than one DLM Facility, (ii) substantially impairs the value of this Agreement to the non-breaching party; and (iii) remains uncured for three months after receipt of notice thereof from the non breaching party; provided that if the breaching party is diligently attempting to cure such breach, such grace period shall be extended for up to an additional three months.
          (b) Either party may terminate this Agreement, to the extent it relates to a particular DLM Facility, if the other party is responsible for a material breach of its obligations hereunder (including as a result of persistent and substantial unexcused failures to comply with delivery, quality, cost or payment obligations hereunder) affecting such DLM Facility that (i) substantially impairs the value of this Agreement, to the extent it relates to such DLM Facility, to the non-breaching party; and (ii) remains uncured for three months after receipt of notice thereof from the non breaching party; provided that if the breaching party is diligently attempting to cure such breach, such grace period shall be extended for up to an additional three months.

33

     13.4 Termination Due to Bankruptcy Event. Either party may terminate this Agreement if any of the following shall have occurred:
          (a) the other party, pursuant to or within the meaning of any Bankruptcy Law (as defined below), (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a Custodian (as defined below) of it or for any substantial part of its property; or (iv) makes a general assignment for the benefit of its creditors or takes any comparable action under any foreign laws relating to insolvency; or
          (b) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (i) is for relief against the other party in an involuntary case; (ii) appoints a Custodian of the other or for any substantial part of its property; or (iii) orders the winding up or liquidation of the other party, or any similar relief is granted under any foreign laws, and, in any such case, the order or decree remains unstayed and in effect for 120 days. “Bankruptcy Law” means Title 11, Chapter 7, United States Code, or any similar Federal, state or foreign law for the relief of debtors and excludes Title 11, Chapter 11, United States Code, or any similar Federal, state or foreign law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
          (c) In the event of a termination due to bankruptcy of Impress, which bankruptcy is reasonably likely to result in an interruption of supply to DLM, DLM shall have the immediate right to continue to operate the Impress can manufacturing equipment, either directly or through an appointed agent, at DLM’s sole risk, cost and expense, as necessary, for up to twelve (12) months to avoid disruption to DLM’s business. During the period in which DLM is operating Impress’ equipment, DLM shall also have access, at DLM’s sole risk, cost and expense, to Impress, management, personnel, crew, and any other resources necessary for the safe and efficient operation of the equipment and the facility.
     13.5 Effect of Expiration or Termination. Any expiration or termination of this Agreement shall not release the parties from any liability for losses or damages hereunder or from any obligations to make payment due hereunder at the time of such expiration or termination. Notwithstanding anything to the contrary herein, all amounts due upon any early termination of this Agreement shall become immediately due and payable.
     13.6 Purchase of Inventory Upon Termination. Upon the termination of this Agreement at or prior to the expiration of the term hereof, DLM shall purchase from Impress at cost, all of Impress’ inventories purchased or produced in connection with this Agreement, provided that the volumes of such inventories are consistent with forecasts given by DLM in accordance herewith or with requests that DLM has otherwise made of Impress.
     13.7 Purchase of Equipment Upon Termination.
          (a) Upon the termination of this Agreement prior to the expiration of the term hereof pursuant to Section 13.3(a), (i) if DLM has exercised the right to terminate this Agreement pursuant thereto, then DLM shall have the right, but not the obligation, to purchase from Impress at the Fair Market Value, as defined below, any or all of Impress’ Salable

34

Equipment (as defined below), or (ii) if Impress has exercised the right to terminate this Agreement pursuant thereto, then Impress shall have the right, but not the obligation, to require DLM to purchase from Impress at the Fair Market Value, any or all of the Salable Equipment. Set forth on Schedule 13.7(a) is a list of all of the manufacturing equipment used in connection with this Agreement, including both the Salable Equipment and the additional equipment used in the manufacturing of Products for DLM (the “Continuity Equipment”). Schedule 13.7(a) shall be updated annually as mutually agreed between the parties to reflect additions, dispositions and/or modifications to Impress’ equipment as well as fluctuations in utilization rates based on Historical Delivery Volumes and delivery volumes to third parties and future designations of Salable Equipment and Continuity Equipment. As used herein, “Salable Equipment” shall mean (1) Impress’ manufacturing equipment existing as of the Amendment Effective Date, where more than 50% of the use of such existing equipment was on behalf of DLM, except as the parties otherwise mutually agree, and (2) for future manufacturing equipment, where more than 50% of the use of such future equipment is on behalf of DLM, except as the parties otherwise mutually agree. For purposes of this Section 13.7, “Fair Market Value” shall mean the value that a willing buyer would pay for equipment installed and operable, taking into consideration all installation and set-up costs, as located at the Impress Facility.
          (b) Upon the termination of this Agreement, to the extent it relates to a particular DLM Facility, prior to the expiration of the term hereof pursuant to Section 13.3(b), (i) if DLM has exercised the right to terminate this Agreement, to the extent it relates to a particular DLM Facility, pursuant thereto, then DLM shall have the right, but not the obligation, to purchase from Impress at fair market value, any or all of Impress’ Salable Equipment to the extent it relates to such DLM Facility, or (ii) if Impress has exercised the right to terminate this Agreement, to the extent it relates to a particular DLM Facility, pursuant thereto, then Impress shall have the right, but not the obligation, to require DLM to purchase from Impress at fair market value, any or all of the Salable Equipment to the extent it relates to such DLM Facility.
          (c) Upon the termination of this Agreement prior to the expiration of the term hereof pursuant to Section 13.3(a) or Section 13.3(b), upon DLM’s request and subject to the negotiation and acceptance of mutually agreed upon terms and conditions (including without limitation terms and conditions of lease extension and price), Impress shall continue to operate its business, and DLM shall be entitled to necessary output (equivalent to the Historical Delivery Volumes as of such date of termination) from the Continuity Equipment and any Salable Equipment that is not purchased by DLM under the terms of Sections 13.7 (a) or (b), for a period of up to twenty-four months from the date of such termination. DLM shall have the right reasonably to place oversight personnel at the site for such equipment for quality control purposes.
ARTICLE XIV. MISCELLANEOUS
     14.1 Construction and Interpretation.
          (a) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not any particular provision of this Agreement.

35

          (b) Where the context so indicates or requires, the masculine, feminine or neuter gender, and the singular or plural number, shall be deemed to be or include the other genders or number, as the case may be.
          (c) The table of contents, defined terms cross-reference sheet in Annex A and the headings and subheadings of the articles and sections of this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof. Except as otherwise indicated, references herein to any “Article,” “Section,” “Annex” or “Schedule” mean an Article or Section of, or an Annex or Schedule to, this Agreement, as the case may be. Except as otherwise indicated, references herein to a “party” or the “parties” refers to a party or the parties, as the case may be, to this Agreement.
          (d) Except where the context otherwise requires, the word “including” means “including without limitation.”
          (e) Unless otherwise expressly provided herein, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “within” means “from and excluding a specified date and to and including a later specified date.”
          (f) References herein to a “day” shall refer to a calendar day; references herein to a “business day” shall refer to any day other than a Saturday, Sunday or day on which either party is closed for business in observance of a local holiday, provided that it has given the other party reasonable notice thereof; and references to a “month” shall refer to a calendar month.
          (g) All Annexes and Schedules attached to this Agreement or expressly identified herein are incorporated herein by reference and made a part hereof.
     14.2 Delay Interest and Payments. Any payment due hereunder that is not made by a party on the due date therefor shall bear interest from the due date until the date of payment at an annual rate equal to [**]%* (the “Delay Rate”). All payments hereunder shall be made to the account or accounts most recently notified by the parties. Except as explicitly provided herein or as otherwise agreed by the parties, payments of any amounts owed hereunder (including any interest accrued thereon) shall be made in U.S. dollars and without discount, allowance, retention, deduction or set-off, including banking or wire transfers fees, in immediately available funds.
     14.3 Notices. All notices, invoices, proposals, forecasts, orders, reports, statements, demands and requests required or permitted to be given hereunder shall be in writing and shall be deemed duly given on the date of delivery if delivered personally, on the first business day after deposit with a nationally recognized overnight courier or five business days after mailing if

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

36

mailed by certified or registered mail, postage prepaid, in all cases subject to the subsequent designation of another address in accordance with this Section 14.3, if addressed as follows:
If to Impress:
Impress Group, B.V.
Zutphenseweg 51051
7418 AH Deventer
The Netherlands
Attention: Group General Counsel
Telephone: 31-570-682-000 (The Netherlands)
                     33-1-45-19-18-00 (France)
Facsimile:    31-570-682-053 (The Netherlands)
                     33-1-45-19-18-39 (France)
With a copy to:
Impress USA, Inc.
Carnegie Office Park, Building #1
600 North Bell Avenue, Suite 200
Carnegie, PA 15106
Attention: Vice President of Customer Supply
Telephone: (412) 249-7123
Facsimile: (412) 429-5296
If to DLM:
Del Monte Corporation
One Market @ The Landmark
P.O. Box 193575
San Francisco, CA 94119-3575
Attention: Executive Vice President — Operations
Telephone: (415) 247-3000
Facsimile: (415) 247-3263
With a copy to:
Del Monte Corporation
One Market @ The Landmark
P.O. Box 193575
San Francisco, CA 94119-3575
Attention: General Counsel
Telephone: (415) 247-3000
Facsimile: (415) 247-3263

37

     14.4 Assignment. This Agreement shall not be assigned, nor shall any rights hereunder be assigned or obligations hereunder delegated, by either party without the prior written consent of the other party; provided however that (i) either party may, without such consent, (A) assign any of its rights hereunder to receive payments or (B) assign all or part of its rights hereunder to any one or more of its Affiliates and delegate all or part of its obligations hereunder to any one or more of its Affiliates (whether payment, performance or otherwise) and such party shall remain liable for all such obligations; (ii) DLM may assign all of its rights and obligations and delegate all of its duties hereunder, with respect to a particular DLM Facility or Covered Business Line, to a third party that purchases or acquires such DLM Facility or Covered Business Line and assumes all such obligations and duties (and DLM shall be released from all such obligations and duties); provided that, subject to the provisions in Sections 4.6(d) and 9.3(a) above, this Agreement and all related agreements shall remain in full force and effect with respect to the DLM Facilities and/or Covered Business Line retained by DLM, (iii) Impress may assign this Agreement to or for the account of lenders providing bank financing (or any refinancing thereof) for the purpose of securing such bank financing (or such refinancing); and (iv) Impress may also assign this Agreement in connection of non-bank financing through securitization, including without limitation factoring, the transfer of receivables in connection with the issuance of asset-backed securities or similar transaction. This Agreement shall be binding upon and shall inure to the benefit of their successors and permitted assigns.
     14.5 Amendment. Except as otherwise expressly provided herein, in order to be binding, any amendment of this Agreement must be effected by an instrument in writing signed by the parties.
     14.6 Waiver. Failure by either party to take action against the other in case of the other party’s noncompliance with obligations or conditions set forth in this Agreement shall not be interpreted as a waiver to take action for a subsequent noncompliance of the same or other obligations or conditions. No waiver shall be deemed to have been made by any party of any of its rights under this Agreement unless the same is in writing and is signed on its behalf by its authorized representative. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time.
     14.7 No Agency Relationship. Notwithstanding anything contained herein to the contrary, this Agreement does not create a partnership, joint venture or relationship of trust or agency between the parties.
     14.8 No Third-Party Beneficiaries. This Agreement is intended to be solely for the benefit of the parties and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties.
     14.9 Damages. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL OR PUNITIVE DAMAGES.
     14.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania (without application of its

38

conflicts of laws principals and excluding any international treaties relating to the United Nations Convention on Contracts for the International Sale of Goods).
     14.11 Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, unless such provision is fundamental to the objectives of this Agreement.
     14.12 Entire Agreement. This Agreement, the Trademark and Technology License Agreement and each sublease and services agreement and lease and services agreement entered into among the parties and any of their Affiliates supersede all prior agreements and understandings with respect to the subject hereof.
     14.13 Further Documentation. Each of the parties agrees to furnish to the other such additional documents and instruments as shall be reasonably requested to effectuate the purposes of this Agreement.
     14.14 Duty to Mitigate. The parties agree to mitigate, and to cooperate in order to mitigate jointly, any damages and losses suffered by either party in performing its obligations hereunder.
     14.15 Confidentiality. Each party shall hold in confidence and use only for its benefit in performing its obligations hereunder, any information contained herein or disclosed in connection with the performance hereof that is not publicly available; provided that the existence and the terms of this Agreement may be disclosed to a third-party so long as such third-party signs an appropriate confidentiality agreement no less restrictive than the confidentiality requirements contained herein. Notwithstanding the foregoing, neither party shall have liability for disclosures of information made in accordance with requirements imposed by any applicable law, rule or regulation or by any court or regulatory agency with proper jurisdiction if the party of whom disclosure is required reasonably assists and cooperates with the other party in attempting to preserve the confidentiality of the information, including, without limitation, notifying the other party upon learning of any such disclosure requirement and not disclosing the information earlier than is required.
     14.16 Counterparts. This Agreement may be executed in any number of counterparts or with counterpart signature pages, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.
     14.17 Headings. All titles and headings in this Agreement are intended solely for convenience of reference and will in no way limit or otherwise affect the interpretation of any of the provisions hereof.
     14.18 Subsidiaries. Each party may choose to implement or perform their respective obligations hereunder through one or more of their wholly-owned subsidiaries.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

39

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

IMPRESS GROUP, B.V.
By	/s/ Francis Labbe
Name:	Mr. Francis Labbe
Title:	Chief Executive Officer

DEL MONTE CORPORATION
By	/s/ Nils Lommerin
Name:	Mr. Nils Lommerin
Title:	Chief Operating Officer

[Signature Page to the Amended and Restated Supply Agreement]

ANNEXES AND SCHEDULES
TO
AMENDED AND RESTATED SUPPLY AGREEMENT
BETWEEN
IMPRESS GROUP, B.V.
AND
DEL MONTE CORPORATION

ANNEX A
DEFINED TERMS
CROSS-REFERENCE SHEET

Defined Term
Acquired Company	Section 4.17(d)
Adjusted Pricing	Section 4.6
Advantage	Section 4.6
Affiliate	Section 10.9(a)
Aggregate Volume Reduction	Section 4.5(f)
Agreement	Preamble
Amendment Effective Date	Preamble
Amended Term	Section 13.1
Annual Excess Profit	Section 4.5(f)
Annual Profit Shortfall	Section 4.5(f)
Annual Volume Excess	Section 4.5(c)
Annual Volume Shortfall	Section 4.5(d)
AQL Plan	Section 7.1(a)
Assumed Agreement	Section 4.17(d)
Bankruptcy Law	Section 13.4(b)
Base Return	Section 3.2(a)
Baseline Volumes	Section 3.1(a)
Calendar Week	Section 2.2(a)
Continuity Equipment	Section 13.7(a)
Cost Savings Project	Section 4.3(c)
Covered Business Line	Section 1.1
Current Period	Recitals
Custodian	Section 13.4(b)
Delay Rate	Section 14.2
Delivery Week	Section 4.1(b)
Dispute	Section 12.2
DLM	Preamble
DLM Auditor	Section 4.6(b)
DLM Facility	Section 1.1
DLM Facility Shutdown	Section 4.13
[**]*	Section 4.4(a)
Event of Force Majeure	Section 8.1
Extension Period	Recitals
Fair Market Value	Section 13.7(a)
Fiscal Month	Section 2.2(a)
Fiscal Year	Section 2.1(a)
GMA/FPA	Section 10.9(b)

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

A-1

Defined Term
Heinz	Preamble
Historical Delivery Volumes	Section 3.1(b)
I’m 18 MOU	Section 3.3
I’m 18 Project	Section 3.3
Impress	Preamble
Impress Auditor	Section 4.17(c)
Impress Facility	Section 2.1(c)
Indexes	Section 4.4(a)
Intellectual Property	Section 9.2
Losses	Section 3.6
Major Project	Section 3.2(c)
New Facility	Section 4.18(a)
New North American Facility	Section 4.17(b)
New Product	Section 9.3(a)
North America	Section 3.3(b)
Original Supply Agreement	Recitals
[**]*	Section 4.4(a)
Pricing Model	Section 4.3(a)
Pricing Territory	Section 4.6
Product	Section 1.1
Product Price	Section 4.1(a)
Product Specifications Manual	Section 10.1(a)
Pro Rata Share	Section 3.2(e)
Reducing Facility	Section 4.12
Relocated North American Facility	Section 4.17(a)
Salable Equipment	Section 13.7(a)
Seafood Covered Business Line	Section 4.6(d)
Seafood Purchaser	Section 4.6(d)
Secondary Goods	Section 4.6(c)
Specifications	Section 7.1(a)
Target Increase	Section 4.2
Third Party Customer	Section 4.6
Transferee Facility	Section 4.11
Transferor Facility	Section 4.11
Triple Fold End Territory	Section 3.3(b)
Volume Reduction	Section 4.12
Volume Transfer	Section 4.11

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

A-2

ANNEX B
I’m 18® PROJECT TERM SHEET
     The Original Supply Agreement contemplated in Section 3.3(e) that Impress would invest up to $[***]* in connection with the development of new products without requiring DLM to pay ROI on this investment. The parties now agree to replace the investment commitment set forth in Section 3.3(e) of the Original Supply Agreement with respect to the Triple Fold End project with the I’m 18 Project. The specific terms of the I’m 18 Project shall be set forth in the I’m 18 MOU and will include project terms described below and those terms previously agreed to by the parties.
     Impress agrees to invest the necessary funds to implement the I’m 18 Project for certain Products supplied to Bloomsburg in quantities comparable to the Historical Delivery Volumes of Products and of the specifications attached hereto for 300 diameter and 307 diameter UEZO (the “I’m 18 Specifications”). Any mutually agreed changes to the I’m 18 Specifications that result in cost changes will be reflected in a change to the Product Price and may affect the [**]* timeline referenced in the paragraph below.
     Subject to DLM diligently performing its obligations under the I’m 18 MOU, on [**]*, the Product prices for 300 diameter EZO ends will be reduced by $[***]* per [***]* units and the Product prices for 307 diameter UEZO ends will be reduced by $[***]* per [***]* units, unless the parties mutually agree to modify this allocation of cost reductions in the I’m 18 MOU. These price reductions would result in an annualized decrease of $[***]* based on the current average delivery volumes, which are [***]* units of 300 diameter EZO ends per year and [***]* units of 307 diameter UEZO ends per year (the “Base Amount”). If the I’m 18 Project is completed prior to [**]*, the parties will divide equally all savings realized as a result of the I’m 18 Project between [**]* and [**]*.
     In accordance with the Original Supply Agreement and with prior drafts of Triple Fold End project agreements, DLM will reimburse Impress period expense items, including project related expenses up to $[***]*, consistent with Section 4.7 of the Original Supply Agreement. No ROI is payable on the Impress investment made under the terms of the I’m 18 MOU; provided, that subject to the mutual agreement of the parties, DLM may pay ROI on additional investments to the extent they result from: (i) changes to the I’m 18 Specifications agreed to by the parties, and/or (ii) a material increase in the Base Amount (for total demand in excess of [***]* units of 300 diameter EZO ends per year and/or in excess of [***]* units of 307 diameter UEZO ends per year).

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

ANNEX B — ATTACHMENT 1

PRODUCT DEVELOPMENT
(internal use only)
300 EZO

CONFIDENTIAL INFORMATION HAS BEEN
OMITTED AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

Code	Item Number	Specification

A	Curl Diameter	[****]
B	Countersink (for chuck)	[****]
C	Curl Height	[****]
D	Curl Opening (pin fit)	[****]
E	Tab Thickness	[****]
F	Culr to Bead height	[****]
—	Score Diameter	[****]
—	Tab Nose Tip to Rivet	[****]
—	Pop Opening Force	[****]
—	Pull Opening Force	[****]
—	Pressure Performance	[****]
—	Buckling	[****]
—	Bursting	[****]
—	Compound Weight	[****]
—	Metal Specification	[****]
—	Interior Coating	[****]
—	Exterior Coating	[****]
—	Score repair	[****]
—	Tab Metal Specifications	[****]
—	Tab Lift	[****]

PRODUCT DESCRIPTION:
PREPARED BY: C.R. Burnison	DATE: 01/11/08	300 DIA. EZO END
APPROVED BY: P. Oudort	DATE:	CUST. SPEC. NO.:			REV. A
CS-00-0000-0
APPROVED BY: JM Legreey	DATE:	REFER SPEC. NO:	SHEET		OF
				1	1
Confidential and proprietary information of Impress. Exclusive property of Impress. All rights are reserved.
Subject to the terms and conditions of the Supply Agreement effective January 1, 2008 between Impress and DLM

ANNEX B — ATTACHMENT 2

PRODUCT DEVELOPMENT
(internal use only)
307 UEZO

CONFIDENTIAL INFORMATION HAS BEEN
OMITTED AND HAS BEEN FILED
SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

Code	Item Number	Specification

A	Curl Diameter	[****]
B	Countersink (for chuck)	[****]
C	Curl Height	[****]
D	Curl Opening (pin fit)	[****]
E	Tab Thickness	[****]
F	Overall Countersink Depth	[****]
—	Score Diameter	[****]
—	Tab Nose Tip to Rivet	[****]
—	Pop Opening Force	[****]
—	Pull Opening Force	[****]
—	Pressure Performance	[****]
—	Buckling	[****]
—	Bursting	[****]
—	Compound Weight	[****]
—	Metal Specification	[****]
—	Interior Coating	[****]
—	Exterior Coating	[****]
—	Score repair	[****]
—	Tab Metal Specifications	[****]
—	Tab Lift	[****]

PRODUCT DESCRIPTION:
PREPARED BY: C.R. Burnison	DATE: 01/16/08	307 DIA. UNIVERSAL EZO END
APPROVED BY: P. Oudort	DATE:	CUST. SPEC. NO.:			REV. A
CS-00-0000-0
APPROVED BY: JM Legreey	DATE:	REFER SPEC. NO.:	SHEET		OF
				1	1
Confidential and proprietary information of Impress. Exclusive property of Impress. All rights are reserved.
Subject to the terms and conditions of the Supply Agreement effective January 1, 2008 between Impress and DLM

ANNEX C
AMENDED LEASE AND SERVICES AGREEMENT FOR THE BLOOMSBURG
FACILITIES
See Attached

FIRST AMENDMENT TO
LEASE AND SERVICES AGREEMENT FOR THE
BLOOMSBURG AND WEIRTON FACILITIES
     THIS FIRST AMENDMENT TO LEASE AND SERVICES AGREEMENT FOR THE BLOOMSBURG AND WEIRTON FACILITIES (this “Amendment”) is made and entered into on January 22, 2008 to be effective as of January 1, 2008 by and between DEL MONTE CORPORATION, a Delaware corporation (“DLM”) as successor interest to H.J. HEINZ COMPANY (“Heinz”) and STAR-KIST FOODS, INC. (“Star-Kist”), IMPRESS GROUP, B.V., a Dutch corporation, as successor in interest to IMPRESS METAL PACKAGING HOLDINGS, B.V., and IMPRESS USA, INC. (collectively, “Impress”).
RECITALS
     WHEREAS, DLM, as successor in interest to Heinz and Star-Kist, and Impress are parties to that certain Lease and Services Agreement for the Bloomsburg and Weirton Facilities, dated as of August 13, 2000 (the “Lease”), with respect to certain facilities located in Bloomsburg, Pennsylvania, as more particularly described in the Lease (there is no longer a facility located in Weirton); and
     WHEREAS, DLM and Impress desire to amend the Lease as more particularly set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:
1. Defined Terms. All capitalized terms used but not defined herein shall have the same meanings given to them in the Lease.
2. Incorporation of Recitals. This Amendment incorporates by reference the Recitals set forth above.
3. Supply Agreement. The term “Supply Agreement” shall hereinafter mean that certain Amended and Restated Supply Agreement between Impress and DLM, dated as of the date hereof.
4. Term. The Term of the Lease shall expire on the earlier of (a) one hundred twenty (120) days after the later of (i) the expiration or termination of the Supply Agreement, as amended, or (ii) the expiration of any periods pursuant to Section 13.7 of the Supply Agreement, or for so long as Impress continues to own the assets of the Business (if for less than such one hundred twenty (120) day period) or (b) a DLM Facility Shutdown (as defined in the Supply Agreement) affecting the Premises.
5. Services. Exhibit C of the Lease is deleted in its entirety and replaced with Exhibit C attached hereto. The cost impact of future material changes to Exhibit C , or changes to other terms and conditions of this Amendment that are not otherwise covered in Product Pricing in Article IV of the Supply Agreement shall be addressed through Section 4.8 of the Supply Agreement.
6. Parking.
     (a) DLM shall, at Impress’ sole cost and expense, construct parking area with a maximum of twenty-five (25) parking spaces on the Premises at a location and based on the specifications and at a cost reasonably agreed upon by both parties (provided, however, that the location of the parking area shall be in close proximity to the Impress office area). DLM shall use commercially reasonable efforts to complete the parking area within twelve (12) months from the date hereof, but Impress shall have no claim against DLM for failure to do so. When the construction of the parking area has been completed, the parking area shall be specifically included in the term “Sub-Premises” as used in the Lease. Impress shall be solely liable for any increases in the Premises Expenses due to the parking area.
     (b) Without limiting the provisions of Section 4 of the Lease, DLM and Impress shall reasonably cooperate with each other in creating a safe access route from all common parking facilities to the operating facilities, which access shall be maintained at all times. DLM and Impress shall share all costs and expenses incurred in connection with creating and maintaining such access in accordance with the Lease.
7. Ratification of Lease. Except as specifically modified by this Amendment, all of the provisions of the Lease are hereby ratified and confirmed to be in full force and effect, and shall remain in full force and effect.
8. Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of DLM and Impress and their respective successors and assigns. This Amendment represents the complete understandings between the parties hereto as to the subject matter hereof, and supersedes all prior negotiations, representations, warranties, promises or statements, either oral or written, among the parties hereto as to the subject matter hereof. This Amendment may only be amended by a written instrument executed by both DLM and Impress.
9. Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, all of which when delivered, shall together constitute one and the same instrument.
10. Inconsistency. In the event of any inconsistency between the Lease and this Amendment, the provisions of this Amendment shall control, and all other provisions of the Lease shall remain in full force and effect.
11. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

DEL MONTE CORPORATION
By:
Name:
Title:

IMPRESS GROUP, B.V.
BY:
Name:
Title:
IMPRESS USA, Inc.
BY:
Name:
Title:

[Signature Page to Bloomsburg Lease Amendment]

EXHIBIT C
BLOOMSBURG SERVICES
Fiscal Year 07

		May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	12 month Avg
Fixed Billing
13000.14500 PROPERTY TAX	Real Estate Bills (9 parcels) allocated by floor space square footage	$3,104	$3,104	$3,222	$3,222	$3,222	$3,222	$3,222	$3,222	$3,222	$3,222	$3,282	$3,242	$3,209
55180.83930 PROPERTY INSURANCE	Monthly charge from Corporate based on annual insurance report	$1,923	$1,923	$1,923	$1,923	$1,923	$1,923	$1,923	$1,923	$1,923	$1,923	$1,923	$1,923	$1,923
55180.89200 SALARIES	List prepared at Budget	$974	$974	$974	$974	$974	$974	$974	$974	$974	$974	$974	$974	$974
55180.89200 BENEFITS	30.0% of Salaried $	$292	$292	$292	$292	$292	$292	$292	$292	$292	$292	$292	$292	$292
55180.89200 SECURITY (601601)	Guards	$3,003	$3,003	$3,003	$3,003	$3,003	$3,003	$3,003	$3,003	$3,003	$3,003	$3,003	$3,003	$3,003
55180.89200 SHARED HOURLY LABOR BENEFITS	Calculated at 31.4% (FICA, Pension & Savings included above)	$943	$943	$943	$943	$943	$943	$943	$943	$943	$943	$943	$943	$943

														$10,344

Work Order
55180.89200 MAINT LABOR M318	Forklift/Truck Shop Labor	$561	$694	$694	$592	$735	$663	$327	$623	$337	$367	$327	$276	$516
55180.89200 HOURLY LABOR BENEFITS	Calculated at 31.40% (FICA, Pension & Savings included above)	$176	$218	$218	$186	$231	$208	$103	$196	$106	$115	$103	$87	$162
55120.80100.’MAINT SUPP M318	Forklift/Truck Shop Supplies	$737	$347	$617	$1,155	$1,699	$3,387	$986	$707	$305	$863	$241	$1,096	$1,012
WA3236800 MRO PARTS	MRO Parts needed by the cannery, stored in can plant house	($163)	$0	($1,013)	($375)	$0	$0	$0	$0	$0	($1,521)	($239)	($199)	($292)
55120.80100,’VARIOUS WORK ORDERS		$0	$382	$0	$0	$180	$46	$0	$0	$0	$571	$0	$0	$98
11500 19900 MRO PARTS	MRO Parts needed by the can plant, stored in cannery house	$1,593	$3,404	$1,693	$201	$936	$1,251	$1,392	$1,654	$2,498	$1,203	$1,611	$2,674	$1,676

														$3,172

Variable
45160.75100 ELECTRICITY	Meter Reading KWH @ $/KWH	$50,630	$43,688	$54,858	$50,093	$47,560	$63,702	$45,313	$47,633	$54,786	$50,328	$47,476	$49,140	$50,434
45160.75300 GAS/FUEL OIL	Steam Heat MMBTU’s	$5,048	$0	$0	$0	$0	$0	$3,083	$13,276	$23,994	$31,141	$26,046	$24,442	$10,586
43000.75500 FUEL — PROPANE	Bulk Tanks delivered @ $/Bulk Tank $10.96/tank (small tanks/33lbs)	$3,387	$3,003	$3,540	$2,959	$2,554	$4,055	$2,641	$3,309	$2,973	$2,809	$2,953	$2,651	$3,070
43000.75500 FUEL — PROPANE	Bulk Tanks delivered @ $/Bulk Tank $14.28/tank (large tanks/43lbs)	$71	$43	$29	$57	$14	$29	$14	$24	$12	$88	$88	$91	$47
55160.81400 TELEPHONE	% of Phone System Maintenance Avaya $ Based on # of extentions	$266	$266	$518	$266	$227	$227	$227	$227	$227	$227	$227	$227	$261
55160.81400 TELEPHONE	% of Phone Local Phone Company Commonwealth $	$612	$636	$664	$619	$566	$571	$580	$555	$522	$551	$559	$593	$586
55160.81400 TELEPHONE	MCI Long Distance/Verizon	$457	$0	$851	$0	$703	$540	$357	$0	$733	$0	$807	$440	$407
55180.89200 Floor Scrubber Labor	From Sanitation Supervisor 1 person /week 1.5 hours/day @ $14.36/hr	$273	$230	$297	$287	$273	$359	$244	$273	$273	$278	$287	$251	$277
55180.89200 SHARED HOURLY LABOR BENEFITS	Calculated at 31.4% (FICA, Pension & Savings included above)	$86	$72	$93	$90	$86	$113	$77	$86	$86	$87	$90	$79	$87
55340.75760 FUMIGATION	Actual Bills allocated on floor space % between Cannery and Can Plant	$1,277	$550	$1,269	$1,404	$1,312	$1,312	$1,074	$550	$1,312	$550	$550	$1,228	$1,032
55180.83230 Snow Removal	High Excavating snow removal Statement #162	$0	$0	$0	$0	$0	$0	$0	$0	$0	$0	$2,666	$825	$291

														$67,077

C-1

ANNEX D
AMENDED SUBLEASE AND SERVICES AGREEMENT FOR THE AMERICAN
SAMOA FACILITY
See Attached

FIRST AMENDMENT TO
SUBLEASE AND SERVICES AGREEMENT FOR
AMERICAN SAMOA FACILITY
     THIS FIRST AMENDMENT TO SUBLEASE AND SERVICES AGREEMENT FOR AMERICAN SAMOA FACILITY (this “Amendment”) is made and entered into on January 22, 2008 to be effective as of January 1, 2008 by and between DEL MONTE CORPORATION, a Delaware corporation (“DLM”), as successor in interest to H.J. HEINZ COMPANY (“Heinz”) and STAR-KIST SAMOA, INC. (“Star-Kist”), IMPRESS GROUP, B.V., a Dutch corporation, as successor in interest to IMPRESS METAL PACKAGING HOLDINGS, B.V., and IMPRESS AMERICAN SAMOA, INC. (collectively, “Impress”).
RECITALS
     WHEREAS, DLM, as successor in interest to Heinz and Star-Kist, and Impress are parties to that certain Sublease and Services Agreement for American Samoa Facility, dated as of August 13, 2000 (the “Sublease”), with respect to certain facilities located in American Samoa, as more particularly described in the Sublease; and
     WHEREAS, DLM and Impress desire to amend the Sublease as more particularly set forth herein.
     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:
1. Defined Terms. All capitalized terms used but not defined herein shall have the same meanings given to them in the Sublease.
2. Incorporation of Recitals. This Amendment incorporates by reference the Recitals set forth above.
3. Supply Agreement. The term “Supply Agreement” shall hereinafter mean that certain Amended and Restated Supply Agreement between Impress and DLM, dated as of the date hereof.
4. Term. The Term of the Sublease shall expire on the earlier of (a) one hundred twenty (120) days after the later of (i) the expiration or termination of the Supply Agreement, as amended, or (ii) the expiration of any periods pursuant to Section 13.7 of the Supply Agreement, or for so long as Impress continues to own the assets of the Business (if for less than such one hundred twenty (120) day period) or (b) a DLM Facility Shutdown (as defined in the Supply Agreement) affecting the Premises.
5. Services. Exhibit C of the Sublease is deleted in its entirety and replaced with Exhibit C attached hereto. The cost impact of future material changes to Exhibit C, or changes to other terms and conditions of this Amendment that are not otherwise covered in Product Pricing in

Article IV of the Supply Agreement shall be addressed through Section 4.8 of the Supply Agreement.
6. Sublease Subject to the Leases. The following provision is added to the end of Section 3 of the Sublease:
     “Notwithstanding anything to the contrary contained herein, after August 13th, 2010 and provided that DLM has and continues to comply with the terms of the applicable Leases, if for any reason one or more of the Leases shall expire or terminate before the end of the Term or any renewal thereof, then this Sublease shall also expire or terminate as to the portion of the Sub-Premises that are the subject of any such Lease on the same date that any such Lease expires or terminates. In such event, neither DLM nor the Landlords shall in any way be responsible or liable to Impress for the early termination of this Sublease; provided, however if DLM does not exercise its options and use all reasonable means to renew the Leases; and the Leases expire or terminate as a result, then DLM shall be liable to Impress for costs and expenses incurred by Impress to lease the Sub-Premises during the Term of this Sublease that exceed the costs and expenses that Impress would have been incurred in connection with such lease under the terms of this Sublease.”
7. Ratification of Sublease. Except as specifically modified by this Amendment, all of the provisions of the Sublease are hereby ratified and confirmed to be in full force and effect, and shall remain in full force and effect.
8. Binding Effect. This Amendment shall be binding upon, and shall inure to the benefit of DLM and Impress and their respective successors and assigns. This Amendment represents the complete understandings between the parties hereto as to the subject matter hereof, and supersedes all prior negotiations, representations, warranties, promises or statements, either oral or written, among the parties hereto as to the subject matter hereof. This Amendment may only be amended by a written instrument executed by both DLM and Impress.
9. Counterparts. This Amendment may be executed by the parties hereto in separate counterparts, all of which when delivered, shall together constitute one and the same instrument.
10. Inconsistency. In the event of any inconsistency between the Sublease and this Amendment, the provisions of this Amendment shall control, and all other provisions of the Sublease shall remain in full force and effect.
11. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of American Samoa.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

DEL MONTE CORPORATION
By:
Name:
Title:

IMPRESS GROUP, B.V.
BY:
Name:
Title:

IMPRESS AMERICAN SAMOA, INC.
BY:
Name:
Title:

[Signature Page to American Samoa Lease Amendment]

EXHIBIT C
AMERICAN SAMOA SERVICES
Fiscal Year 07

			May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	12 month Avg
Fixed Billing
11500.19900	RENT - LAND	Rent access road (Satala Land Trust)	$10,500	$10,500	$10,500	$10,500	$10,500	$10,500	$10,500	$10,500	$10,500	$10,500	$10,500	$10,500	$10,500
11500.19900	RENT - LAND	Rent Land ASG	$1,591	$1,591	$1,591	$1,591	$1,591	$1,591	$1,591	$1,591	$1,591	$1,591	$1,591	$1,591	$1,591
55180.89200	PROPERTY DAMAGE INSURANCE	Monthly charge from Corporate based on annual insurance report	$2,535	$2,535	$2,535	$2,535	$2,535	$2,535	$2,535	$2,535	$2,535	$2,535	$2,535	$2,535	$2,535
55180.89200	SECURITY (616616)	Audiometric - Administrator	$59	$59	$59	$59	$59	$59	$59	$59	$59	$59	$59	$59	$59
55180.89200	SHARED HOURLY LABOR	Maintenance Fire Protection & Pest Control	$237	$237	$237	$237	$237	$237	$237	$237	$237	$237	$237	$237	$237

															$14,920
Work Order
11500.19900	MRO PARTS	Samoa MRO parts	$1,071	$1,988	$71	$1,198	$4,881	$695	$1,449	$324	$203	$497	$1,966	$2,781	$1,427

															$1,427
Variable
11500.19900	PURCHASED WATER	Meter Reading KWH @ $/KWH	$2,289	$2,289	$2,289	$2,289	$2,289	$2,289	$2,289	$2,289	$2,289	$2,289	$2,289	$2,289	$2,289
11500.19900	GAS/FUEL OIL	Origin Butane Gas	$4,294	$4,022	$4,294	$5,080	$5,534	$5,413	$4,606	$4,264	$2,572	$5,144	$4,568	$3,587	$4,448
11500.19900	GAS/FUEL OIL	Seaside Service Station										$157	$570	$56	$261

															$6,998
Other Work Order
11500.19900	TELEPHONE	Local Phone company (ASTCA)	$0	$627	$1,194	$559	$572	$1,196		$596	$637	$1,221	$646		$725
11500.19900	TELEPHONE	Local Phone company (BLUE SKY)	$0	$466	$1,077		$1,067	$410	$454	$438		$1,028	$259	$417	$562
11500.19900	BUS TRANSPORTATION	Impress nite transit	$281	$569	$399	$673	$614	$300	$498	$428	$84	$236	$401	$403	$407
11500.19900	FREIGHT & CARRIAGE	Interocean Steamship & SANKYU/ALI ocean freight	$2,255	$100	$619	$2,718		$2,327	$340	$6,611	$1,044	$11,482	$263	$305	$2,551
11500.19900	POSTAGE AND PACKING	U.S. Postal service	$24	$12		$20		$208	$8	$12	$16	$8	$8		$35
11500.19900	HAND WRAP	Hand wrap	$861	$0	$112		$304			$4,688	$111	$112			$884
11500.19900	EMPLOYEE ACTIVITIES	Employee gifts & awards i.e. wahoo/turkey/luncheon	$0	$480			$2,137	$191	$1,454			$73	$120		$637
11500.19900	REWORK	Can Sorting	$0	$0	$57	$109	$50	$54		$78				$138	$61
11500.19900	PROFESSIONAL	Professional services (Sir Amos/Sadie
	SERVICES	Thompson/ASG Immigration)					$1,128				$30				$579
11500.19900	TRAINING - External	Forklift Training						$100							$100

															$6,540

C-1

SCHEDULE 1.1
FACILITIES
DLM Facilities:
Bloomsburg, Pennsylvania, United States
Pago Pago, American Samoa, United States
Impress Facilities:
Weirton, West Virginia, United States
Bloomsburg, Pennsylvania, United States
Terminal Island, California, United States
Mayaguez, Puerto Rico, United States Pago
Pago Pago, American Samoa, United States

1.1-1

SCHEDULE 3.2(a)
METHOD FOR DETERMINING DEPRECIATION
The straight-line method of depreciation shall be used for the following categories of assets over the depreciation lives specified below.

Depreciation Lives (Years)

Buildings and improvements	25
Major production machines	15
Major overhauls	5
Machine shop and ancillary equipment	5
Production tools	5
Services-Electrical/water	7
Vehicles, FLT & Mobile Plant	4
Office furnishings and equipment	5
Computers	3

3.2(a)-1

SCHEDULE 4.1*
PRODUCT PRICES FOR FY 2008, BASELINE VOLUMES, AND DLM HISTORICAL
DELIVERY VOLUMES FOR FY 2006 AND 2007
Product Prices at FY08 Price Model for Products at each Facility (costs and prices in $  per thousand units and volume in thousands of units)
DLM FY08 Pricing Summary*

Actual Volume
Facility	Product	Baseline Volume	FY08	NOTE	FY06	FY07
Price per 000
Bloomsburg
Can	214/300 X 400 3 PC w [**] end	[***]	[***]		[***]	[***]
	214/300 X 400 3 PC w [**] end	[***]	[***]		[***]	[***]	[**]
	307 X 500 3PC w/Att [**] end	[***]	[***]		[***]	[***]	[**]
	307 X 500 3PC w [**] end	[***]	[***]		[***]	[***]
	307 X 108 2 PC CLR- [**]	[***]	[***]		[***]	[***]
	307 X 108 2 PC GOLD-[**]	[***]	[***]		[***]	[***]
	211 X 113 2 piece gold	[***]	[***]		[***]	[***]
End	307 Univ EZO -CLR [**]	[***]	[***]		[***]	[***]
	307 Univ EZO GOLD [**]	[***]	[***]		[***]	[***]	[**]	[**]
	307 Univ EZO [**] Gold	[***]	[***]		[***]	[***]	[**]	[**]
	307 Univ EZO [**] Gold	[***]	[***]		[***]	[***]	[**]	[**]
	211 TANIKEI GOLD	[***]	[***]		[***]	[***]
	211 TANIKEI Clear	[***]	[***]		[***]	[***]	[**]
	211 TANIKEI Clear	[***]	[***]		[***]	[***]	[**]
	211 TANIKEI GOLD appollo	[***]	[***]		[***]	[***]
	211 TANIKEI GOLD NZ	[***]	[***]		[***]	[***]	[**]
Puerto Rico
Can	211X105.7 BODY [**] Clear Cans	[***]	[***]		[***]	[***]	[**]
	211X105.7 BODY [**] Gold Cans	[***]	[***]		[***]	[***]	[**]
Samoa
Can	307X108 BODY [**] CLR	[***]	[***]		[***]	[***]
	307X108 BODY [**] CLR	[***]	[***]		[***]	[***]
	307X105 BODY [**] CLR	[***]	[***]		[***]	[***]
	401x201 BODY [**] CLR (M)	[***]	[***]		[***]	[***]
Terminal Island
Can	307x108 [**] CLEAR DRD	[***]	[***]	1	[***]	[***]
	307x108 [**] CLEAR DRD	[***]	[***]	1	[***]	[***]
End	307 midi seam Clear [**]	[***]	[***]		[***]	[***]
	307 midi seam Gold [**]	[***]	[***]		[***]	[***]
	401 end	[***]	[***]		[***]	[***]
Weirton
End	214 TFS ENDS [**]	[***]	[***]		[***]	[***]
	307 SANITARY	[***]	[***]		[***]	[***]
	300 [**] sanitary	[***]	[***]		[***]	[***]
	Total:	[***]			[***]	[***]

Notes:

1	Ex Works Terminal Island-Baseline to Either Ecuador or Samoa

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

4.1-1

SCHEDULE 4.2
ALLOCATION OF PRICE ADJUSTMENT*

Average
FY06&FY07
	Actual	FY07 Actual	FY ’08	Price	Adjusted
Product	Volume	Volume	price	Change	FY08 Price	Delta

Bloomsburg
214/300*400 3 piece can w [**] end	[***]	[***]	[***]	[***]	[***]	[***]
214/300*400 3 piece can w [**] end	[***]	[***]	[***]	[***]	[***]	[***]
214/300*400 w/ cl. EZO end [**]	[***]	[***]	[***]	[***]	[***]	[***]
307*500 3 piece can	[***]	[***]	[***]	[***]	[***]	[***]
307*500 w/ EZO end w [**]	[***]	[***]	[***]	[***]	[***]	[***]
307*108 2 piece clear	[***]	[***]	[***]	[***]	[***]	[***]
307*108 2 piece gold	[***]	[***]	[***]	[***]	[***]	[***]
211*105.7 gold (from PR)	[***]	[***]	[***]	[***]	[***]	[***]
307 EZO [**] for 307x500	[***]	[***]	[***]	[***]	[***]	[***]
307 EZO — clear [**] for Blo 307x108	[***]	[***]	[***]	[***]	[***]	[***]
307 EZO — gold [**] w sgl ctg for Blo 307x108	[***]	[***]	[***]	[***]	[***]	[***]
307 Sanitary	[***]	[***]	[***]	[***]	[***]	[***]
300 EZO clear w [**]	[***]	[***]	[***]	[***]	[***]	[***]
211 Tanikei gold	[***]	[***]	[***]	[***]	[***]	[***]

Weirton
300 [**] end [**]	[***]	[***]	[***]	[***]	[***]	[***]
214 [**] end [**]	[***]	[***]	[***]	[***]	[***]	[***]
214 [**] end [**]	[***]	[***]	[***]	[***]	[***]	[***]

Total Petfood	[***]	[***]				[***]	[***]

Puerto Rico
211*107 clear [**]	[***]	[***]	[***]	[***]	[***]	[***]
211x107 [**]	[***]	[***]	[***]	[***]	[***]	[***]

Samoa
307*108 clear — [**]	[***]	[***]	[***]	[***]	[***]	[***]
401*201 clear [**]	[***]	[***]	[***]	[***]	[***]	[***]

Terminal Island
307 [**]	[***]	[***]	[***]	[***]	[***]	[***]
307 [**]	[***]	[***]	[***]	[***]	[***]	[***]
401 end	[***]	[***]	[***]	[***]	[***]	[***]

Bloomsburg
307 EZO — gold [**]	[***]	[***]	[***]	[***]	[***]	[***]
211 Tanikei clear [**]	[***]	[***]	[***]	[***]	[***]	[***]
211 Tanikei clear [**]	[***]	[***]	[***]	[***]	[***]	[***]
211 Tanikei gold [**]	[***]	[***]	[***]	[***]	[***]	[***]

Total Seafood	[***]	[***]				[***]	[***]

Total	[***]	[***]				[***]

[***] [***]

This schedule is an indication of how prices will be calculated adding in a $[***] price increase. In this example the allocation has been made on a Historical Volume from FY’ 06 and FY’ 07 averages. The actual calculation to be used for pricing from May 2008 onwards will be recalculated using Historical Volumes from FY’ 07 and FY’ 08 and this may result in minor changes to price allocation.

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

4.2-1

SCHEDULE 4.3(c)
COST SAVINGS PROJECTS*

Projects In-Process FY08 Under $[***]			Annualized Est.	Good Faith Est.
			Savings at Baseline	Savings - $/1,000
			Volumes	units

300 EZO Tab [**]	BLO	2007-01	$[***]	$[***]

300 San [**]	WEI	2007-06	$[***]	$[***]

214 San [**] BLO/WEI	BLO/WEI	2007-05	$[***]	$[***]

211 SPE Tab [**]	BLO	2007-12	$[***]	$[***]

214/300x400 [**]	BLO	2007-07	$[***]	$[***]

214 San [**]	WEI	2007-05	$[***]	$[***]

Transfer 211x107 Cans from [**]			$[***]	$[***]

Sub-Total New Projects			$[***]

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION
4.3(c)-1

SCHEDULE 7.1
AQL PLAN
A.	Empty Can Inspection Procedure.
1.	Purpose
The objective of this procedure is to establish the minimum quality level of cans being received for use by DLM and its Affiliates. These Sampling Plans are to be used for supplier commissioning and for use when quality problems arise. Integral parts of this inspection procedure are the rejection of lots of cans not meeting standards, the possibility of reworking rejected lots, re-sampling of suspect lots and the acceptance of approved lots based on the container standards. Due to the different methods of manufacturing two-piece and three-piece cans and the resulting differences in defects, there are separate recording forms and defect descriptions for each.

All empty cans purchased outside of the company should be inspected in accordance with the local Material Sampling Plan. In addition, if an internal supplier has demonstrated a need for additional testing this procedure shall be used.

2.	General Can Requirements
Cans must satisfactorily hold the product when properly packed and run through properly maintained and adjusted filling and closing equipment. The cans should also have an appearance which will not interfere with the sale of the packed container to the ultimate consumer. Internal container quality, including enamels and lacquers, should satisfactorily protect the contents without adversely affecting the quality of the can contents.

3.	Storage Requirements (Prior to Delivery)
All goods will be stored in warehouses that comply to good housekeeping standards. Goods should not come into contact with water or other substances. There will be an adequate system of pest control employed to avoid contamination.

4.	Delivery Requirements
Delivery by cable way must occur at the specified run rate for each particular line. Cable ways must be maintained to ensure contamination or damage does not occur during transit. Delivery by forklift or truck must comprise of integral loads packed to withstand handling and transfer. All loads shall be free from contaminants and shall be of sound construction. Loads received on broken or contaminated pallets or with transfer damage shall be rejected. Each pallet shall have the designated amount of product, no partial or incomplete pallets shall be accepted. Each pallet shall be properly identified with a completed production ticket.

5.	Performance Requirements of Can/Ends
Cans/ends must be delivered to the cannery in accordance to agreed schedule. Can and ends delivered must not give rise to line downtime, all loads must be stable and not give rise to handling issues. Cans and ends must not cause scrap off the line or

7.1-1

cause line downtime. Cans and ends must not cause filled goods quarantines or give rise to container caused consumer complaints. Incidents caused by the aforementioned will be reviewed with the supplier at regular meetings.

6.	Specific Standards All cans and ends must fall into agreed upon visual and dimensional specifications. These specifications shall not be subject to change without written formal agreement.

Deliveries falling outside agreed upon specifications may result in the rejection of the delivery. Refer to can/end specifications supplied.

7.	Notice of Errors
If, during the course of normal dimensional or visual inspections, the supplier determines that a fault has developed the supplier shall immediately inform the production manager or designee the nature and magnitude of the problem. It shall be incumbent on the supplier to determine the cause and amount of affected production. DLM will place the said production on hold and determine an effective course of action. The supplier shall render any assistance determined applicable. Upon completion of investigation the supplier shall be liable for rework costs associated with said hold if the cans or ends were outside specifications.

8.	Lot Size A lot will consist of one pallet of cans or equivalent. Lot sizes vary with container size, type of shipment and location. Following is a list of pallet sizes by can size:

Can Size	Layers/Pallet	Can Size	Lot Size	Sample Size *

3 ounce	65	211x105.7	21,600	315

3 ounce	60	211x107	21,600	315

6 ounce	58	307x108	12,586	315

5.5 oz.	61	307x108	13,237	315

6 ounce	50	307x109	10,850	315

9 ounce	40	307x203	8,680	200

12 ounce	43	401x201	6,708	200

13 ounce	23	300x315	6.624	200

14 ounce	21 (tall pallets)	300x404	6,426	200

22 ounce	18	307x500	3,780	200

23 ounce	17 (tall pallets)	307x505	3,808	200

4 pound	16 (tall pallets)	603x408	1,024	80

*	Samples to be obtained uniformly throughout the pallet
9.	Sampling Plan
The sampling used is a single sampling plan as this is the most effective sampling plan to detect lots with a low level of defect. The accept/reject levels are provided for each sample size and category of defect: critical, major and minor.

7.1-2

Table of Accept / Reject Levels, Lot Size and Sample Size

Accept / Reject by Type of Defect
		Critical		Major		Minor
Lot Size	Sample Size	Acc.	Rej.	Acc.	Rej.	Acc.	Rej.

up to 1200	125	0	1	1	2	3	4

1201 to 3200	200	0	1	1	2	5	6

3201 to 10,000	315	0	1	1	2	8	9

10,001 to 35,000	500	0	1	2	3	12	13

AQL of Sampling Plans: MIL STD 105D (ABC) inspection level III single sampling — tightened inspection

*	Critical Defects	“0.01% AQL”	Standards Category
	Major Defects	0.25% AQL
	Minor Defects	1.50% AQL
*	Actual Critical Requirement Limits: 2pc 1:100,000 or .001%; 3pc 1:50,000 or .002%

10.	Sample Collection Lot sampling is done within the can plant by quality control inspectors.
a.	Each lot (pallet) is sampled at the specified sampling rate. Sampling may be done on a continuous basis on an inspection conveyor prior to palletizing but after exiting the tester (air or light).

b.	If sampling is done on a continuous basis the samples must be drawn at a frequency equivalent to the sampling rate in Section 3.

c.	If the sampling is done on a continuous basis prior to palletizing, properly identified records must still be kept for each pallet lot. For recording purposes, a simple light system, actuated by the palletizer operator, could indicate to the belt inspector when a pallet is finished,

d.	For cans produced at a separate location or by an outside supplier, each lot (pallet) shall be sampled at the specified rate from a truck or rail car shipment.
11.	Determination of Acceptability
If the number of defects found in the sample is equal to or less than the acceptance number in the sampling plan, the lot from which the samples were drawn shall be considered acceptable. If the number of defects is equal to or greater than the reject rate, the lot shall be rejected. Cans that exhibit obvious shipping damage should be segregated and not used to determine acceptability of the lot.

7.1-3

12.	Interpretation of Results
A significant difference exists between a critical defect, a major defect and a minor defect. Results of the container examination have to be categorized by critical, major and minor defects. Due to the fact that minor defects are less serious, greater allowances are given in the number of defects accepted, even though the sampling procedure is the same as that for critical and major defects. Proper categorization depends upon severity and should be determined by qualified personnel or supervisor.

13.	Examination Procedure
a.	Each unit of can samples should be inspected and classified for the visual defects which are listed and defined below. Record results of each sample inspection on the work form attached. (Visual Inspection Self-Manufactured Cans for two-piece or three-piece cans). Any defects not listed may require review with the can plant or container supplier and quality assurance before being included in the evaluation of lot or lots. All defective critical and major cans will be marked with date, time, lot number, tag number and defect circled and cans saved for review in the event the quality of a lot is questioned.

b.	If a can has more than one defect it will be counted only as one defective can in the classification of the most critical defect.

c.	When all sample cans have been inspected and the defectives classified and recorded, the total number of defective cans will be compared with the acceptance and / or rejection numbers of the sampling plan.
14.	Evaluation of Results
a.	If the number of defective cans in the sample is equal to, or less than, the acceptance number, the lot will be accepted.

b.	If the number of defective cans in the sample is equal to, or greater than, the rejection number, the lot will be rejected.

c.	If any critical defects are found, or if the number of defective cans in any sample are greater than acceptance level, then the preceding pallet must also be resampled. Resample the preceding pallet at the same sample size described under Section 4. If the number of defective cans found on the preceding pallet are greater than the acceptance level then that pallet is rejected. Resample each preceding pallet until a pallet is found to have a number of defective cans in the sample equal to, or less than, the acceptance number.

d.	There must be communication between the fork truck driver and the responsible personnel doing the AQL. No pallet may be removed from the palletizer until the personnel responsible have signed the inventory tag or placed a hold tag on the pallet.

7.1-4

15.	Definitions of Types of Defects
a.	Critical Defects: A critical defect is a can defect which shows product leakage and/or is certain or most likely to produce a leak. A critical defect causes failure to the package to the point where the container will not fulfill its intended purpose and is most likely to result in an unacceptable condition for the consumer.

b.	Major Defects: A major defect is a can which does not show leakage but in the future may likely produce a leak. A major defect could cause failure to the package to the point that it is unacceptable to the consumer or result in an unacceptable condition of the container.

c.	Minor Defects: Minor defects are definitely objectionable but will not cause failure of the can to fulfill its intended purposes. Minor defects are not serious but may affect the appearance of the cans and may result in unacceptability by the ultimate consumer.
16.	Description of Critical Defects in Three-Piece
A.	Welding Defects
i.	Defective Side Seam - leaks along side seam in water tested at 25 psi

ii.	False Seam - any failure of the body hook or cover hook or part of the side seam

iii.	Pinhole in Tinplate - a minute hole in the plate that may leak

iv.	Cracked Flange - Any crack in the flange

v.	Cold or Hot Welds - cans that fail the side seam rip test or other destructive tests such as the Ball weld test. If doubts exist water test can at 25 psi whilst tapping the side seam in the bead area with a piece of 3/8 inch rod. If any evidence of leakage occurs the can should be treated as a critical defect.
B.	Bottom Double Seam Defects
i.	Cutover to point of fracture - any overhang of metal around the top of the countersink wall which is obviously fractured

ii.	Deadhead - any incompletely rolled seam

iii.	Cable Burn - a cable burn cutting into the double seam

iv.	Broken Chuck - an outward projection of the countersink wall extending the full depth of the countersink

7.1-5

v.	Lippers (Pinlips, Spurs, Vees) - irregularities in the double seam due to insufficient overlap of the cover hook with the body hook. The cover hook metal protrudes below the seam at the cover hook radius in one or more “v” shapes.

vi.	Droops - a smooth projection of the double seam below the bottom of the normal seam at the cover hook radius and is frequently found at the side seam.

vii.	Cut Seam - any cut in the double seam

viii.	Cracked Seam - any crack in the double seam

ix.	False Seam - incomplete formation of the double seam due to failure of the body hook or cover hook

x.	Knockdown flange - incomplete formation of the double seam due to the body flange not hooking to the cover curl.

xi.	Spinner - incompletely rolled seam

xii.	Misassembly - the end is not properly applied
17.	Description of Major Defects in Three-Piece
A.	High Ends (Cocked Bodies) - A misalignment of the body edges more than 1/32”

B.	No Inside Enamel on Body or End (when coated can is specified) - the plate from which the can body or end was made did not receive an enamel coating

C.	Scrap or Die Mark - a heavy impression caused by scrap material in the press. Sharp enough to score the metal.

D.	Cable Burn - a cable burn cutting through the tin plate but not through the double seam

E.	Top Flange Damage - knocked down, mushroomed, dented or wrinkled flanges or otherwise damaged flanges of a severity that may result in double seam irregularities.
18.	Description of Minor Defects in Three-Piece
A.	Foreign Contamination - any observable amount of oil, grease, dirt or other foreign object inside the can

7.1-6

B.	Inside Coating Scratch (when coated can is specified) — a scratch or accumulation of scratches exposing base metal or any area 1/8 inch by 1/8 inch or in the following lengths:

1/2 inch for 300 x 404/402 (14 ounce)
3/4 inches for 307 x 500 (23 ounce)
        A normal amount of metal exposure at the side seam area (cut edge) may be disregarded.
C.	Body Dent or Damaged Can

A dent 1/2 inch in length for 300 diameter (14 ounce)
A dent 3/4 inches in length for 307 diameter (23 ounce)
or any dent deep enough to cause problems or difficulty in filling or labeling. Dents larger than above specified are considered major dents.

D.	Cable Burn - a cable burn or scuff which is not deep enough to cut through the plate and will survive handling and processing

E.	Enamel Defects - excessive amount of eyeholing in inside coat, foreign particles in coating (oven grit) and blistering

F.	High Ends - a misalignment of the body edges equal to 1/64” or more

G.	Die Marks - light impressions on the bottom of the can caused by scrap material on dies. Not severe enough to score the metal.

H.	Body Buckle - a condition where directly under the finished seam there appears to be a buckled or twisted condition

I.	Damaged Flange - mushroom flange, knocked down flange, turned up flange, turned in flange, dented flange to the extent that it does not interfere with complete and proper seaming operations
19.	Description of Critical Defects in Two-Piece Cans
a.	Fractured Bottom - fracture along a profile or bead on bottom of can

b.	Clipped Flange - portion of flange, or flange and body, is missing

c.	Cracked Flange (split flange) — any crack in the flange

d.	Cracked Body - any crack in the body

e.	Pinhole in Tinplate - a minute hole in the plate that may leak

7.1-7

f.	Blow Out - can that is not properly formed due to incomplete fabrication in the redraw press.

g.	Cable Burn - a cable burn or scuff that may be deep enough to have cut through the body plate

h.	Double Can - a can with a double thickness of base material
20.	Description of Major Defects in Two-Piece Cans
a.	Peeling Enamel (outside)- defective outside coating, peeling off

b.	Deep Score - a heavy score that may rupture or crack during seaming or retorting, resulting in a leaker

c.	Die (scrap) Mark - a heavy impression caused by scrap material in the press. Sharp enough to score the metal.

d.	Foreign Contamination - any amount of foreign contamination that may have a direct and adverse effect on the acceptability and wholesomeness of the finished product.

e.	Laminated Plate - any defect in the plate that may cause the container to leak at any time during processing or handling

f.	No Enamel (In/Outside) - the plate from which the can body was made did not receive the proper enamel coating or interior/exterior enamels are reversed

g.	Rust - any rust that has a direct and adverse effect on the acceptability and wholesomeness of the finished product

h.	Wrinkled Flange - wrinkles, sufficient to cause seam irregularities

i.	Flange Damage - knocked down, mushroomed, dented or wrinkled flange or otherwise damaged flange that may result in double seam irregularities

j.	Enamel Defect - a defect in the enamel coating (inside or out) that may have a direct and adverse effect on the acceptability and wholesomeness of the product or exceeds the maximum specification on the enamel rater test

k.	Deep Profile - a unit depth greater than maximum specification which could weaken the bottom profile

l.	No Profile - An incomplete profile, unlikely to be found as a sole defect, that does not meet minimum buckle requirements.

7.1-8

m.	Body Dent - a dent greater than 1/2” in length for 211 diameter (3 ounce), 3/4” in length for 307 diameter (6 ounce) or any dent that may affect the integrity of the double seam or the soundness of the can body.

n.	Cable Burn - a cable burn or scuff that may be deep enough to fracture during handling or processing.
21.	Description of Minor Defects in Two-Piece Cans
a.	Body Dent or Damaged Can - a dent 1/2” in length for 211 diameter (3 ounce), 3/4” in length for 307 diameter (6 ounce) or any dent deep enough to cause problems or difficulty in filling or labeling. Dents larger than above specified are considered major dents.

b.	Bottom Radius Dent - small dents at the bottom of the can

c.	Damage Flange - flange damage that does not interfere with complete and proper seaming

d.	Die Marks - light impression in the bottom of the can caused by scrap material on dies. Not severe enough to score the metal.

e.	Enamel Defect (In/Outside) - excessive amounts of “eyeholing” on the inside coat, foreign particles in coating (oven grit), enamel drips and blistering

f.	Light (incomplete) Profile - unit depth less than the minimum specification which exceeds minimum buckle requirements

g.	Light (scratch) - a scratch which exceeds an Enamel Rater reading of 10

h.	Light Foreign Contamination - any extraneous material, such as oven grit, oil, grease or dirt that is not great enough to have an adverse effect on the product or container integrity

i.	Plate Defects - surface defects in steel, i.e. inclusions, laminations, etc., which do not result in container integrity concerns

j.	Cable Burn - a cable burn or scuff that is not deep enough to cut through the plate and will survive handling and processing
22.	Handling of Rejected Lots
a.	The term reject has been used to indicate failure to be accepted due to non-conformance to the levels of critical, major or minor defects. It does not necessarily imply that all cans of the rejected lot will be scrapped. It does mean that a rejected lot can be “reworked”. Defective cans will be removed and the reworked lot resubmitted to QC for sampling. Lots being rejected for minor defects and not reworked will have to be set aside for resampling, or specially

7.1-9

designated packs, production where the cans will meet the criteria of satisfactorily holding the product to be packed.

b.	Any pallets rejected must be reworked by qualified can plant personnel. It must be emphasized that reworked pallets cannot be put into regular inventory until re-AQL’d and the inventory tag signed by qualified personnel.
23.	Reporting A weekly summary of inspection results should be submitted to plant and corporate management.
24.	NOTES
a.	Any changes and/or modifications to the above may be requested at any time by the can supplier or cannery in writing to the Can Technical Services Group. Can Technical Services and DLM Corporate Quality Assurance must approve all changes.

b.	Any deviation shall be immediately noted by the quality control department with copies to DLM Corporate Quality Assurance, the plant and Can Tech Services.

c.	Any disagreement on defect levels, type of defects or sampling and handling of empty can lots between the plant quality control department and the can plant should be referred to a panel consisting of DLM Corporate Quality Assurance and Can Tech Services.

d.	AQL procedures are primarily used to certify that a supplier is conforming to good manufacturing processes, they are used to certify lots of components used. Once a supplier has demonstrated that they are continuously capable of supplying certified products, AQL procedures may be relaxed, this determination on relaxed AQL must be agreed to by the customer and manufacturer. AQL procedures are particularly useful and should be applied during acceptance of a new supplier, on new equipment start ups, after major equipment rebuilds, upon start up of new material specifications and during periods when continuous or intermittent quality issues are known.

7.1-10

B.	Can End Inspection Procedure.
1.	Purpose
The objective of this procedure is to establish the minimum quality level of ends supplied for use at DLM Facilities. These Sampling Plans are to be used for supplier qualification and for use when quality problems arise. Integral parts of this inspection procedure are the rejection of lots of ends not meeting standards, the possibility of reworking rejected lots, resampling of suspect lots and the acceptance of approved lots based on compliance to standards.

All ends purchased outside of the company should be inspected in accordance with the local Material Sampling Plan. If an internal supplier has demonstrated a need for additional testing, this procedure shall be used.

2.	General End Requirements
Ends must hermetically hold packed product when cans are passed through properly maintained and adjusted filling and closing equipment. The ends should also have an appearance which will not interfere with the marketing and sale of the packed container to the ultimate consumer. Internal end quality, including enamels, should satisfactorily protect the contents without adversely affecting the quality of the contents.

3.	Storage Requirements (Prior to Delivery)
All goods will be stored in warehouses that comply to good housekeeping standards. Goods should not come into contact with water or other substances. There will be an adequate system of pest control employed to avoid contamination.

4.	Delivery Requirements
Delivery by forklift or truck must comprise of integral loads packed to withstand handling and transfer. All loads shall be free from contaminants and shall be of sound construction. Loads received on broken or contaminated pallets or with transfer damage shall be rejected. Each pallet shall have the designated amount of product, no partial or incomplete pallets shall be accepted. Each pallet shall be properly identified with a completed production ticket.

5.	Performance Requirements of Can/Ends
Cans/ends must be delivered to the cannery in accordance to agreed schedule. Can and ends delivered must not give rise to line downtime, all loads must be stable and not give rise to handling issues. Cans and ends must not cause scrap off the line or cause line downtime. Cans and ends must not cause filled goods quarantines or give rise to container caused consumer complaints. Incidents caused by the aforementioned will be reviewed with the supplier at regular meetings.

6.	Specific Standards All cans and ends must fall into agreed upon visual and dimensional specifications. These specifications shall not be subject to change without written formal agreement.

7.1-11

Deliveries falling outside agreed upon specifications may result in the rejection of the delivery. Refer to can/end specifications supplied.

7.	Notice of Errors
If, during the course of normal dimensional or visual inspections, the supplier determines that a fault has developed the supplier shall immediately inform the production manager or designee the nature and magnitude of the problem. It shall be incumbent on the supplier to determine the cause and amount of affected production. DLM will place the said production on hold and determine an effective course of action. The supplier shall render any assistance determined applicable. Upon completion of investigation the supplier shall be liable for rework costs associated with said hold if the cans or ends were supplied out of specification.

8.	Lot Size
A lot is considered to be a palletized load. The manufactured ends are accumulated in rolls. The rolls are contained in cases or in paper sleeves and palletized. The palletized lots consist of the following quantities:
B=Bloomsburg                    T=Terminal Island                    W=Weirton

SANITARY ENDS
End Size	Ends/Case	Cs/Pallet	Cs/Layer	# of Layers	Ends/Sleeve	Slvs/Pall	End/Pall

603-W	460	50	10	5	—	—	23,000

404-W	960	50	10	5	—	—	48,000

401-W	1200	55	11	5	—	—	66,000

307-T&W	2000	45	9	5	—	—	90,000

300-W	—	—	—	13	560	176	98,560

300-T	2400	44	11	4	—	—	105,600

211-W	2460	50	10	5	—	—	123,000

7.1-12

EZO ENDS
End Size	# of Layers	Ends/Sleeve	Sleeves/Pallet	Ends/Pallet
307 - B&T	9	500	126	63,000
300 - T	12	450	186	83,700
211 - T & PR	14	450	245	110,250

For end sizes or lot sizes other than the above mentioned, use the table in Section 12 to determine the sample size.

9.	Inspector’s Qualifications

Accuracy of data and reliability of the recorded information are directly related to and dependent upon the use of experienced personnel. It is therefore very important that only thoroughly experienced and properly trained personnel perform the examination. Close quality control supervision is necessary to insure that all reported data is properly collected and recorded.

10.	Sampling Plan

The sampling used for this procedure is a single sampling plan as this is the most effective sampling plan to detect lots with a low level of defects. The sampling plan provided is for three types of defects: critical, majors and minors as defined under Section 11 of this procedure.

11.	Sample Collection

Lot sampling is done within the can plant by quality control inspectors.
A.	Each lot (pallet) is sampled at the specified sampling rate.

B.	If sampling is done on a continuous basis, the samples must be drawn at a frequency equivalent to the sampling rate in Section 12. When sampling on a continuous basis, partial pallets may be rejected for defects if the line is stopped and corrective measures taken.

C.	If the sampling is done on a continuous basis prior to palletizing, properly identified records must still be kept for each full or partial pallet lot.

D.	For ends produced at a separate location or by an outside supplier, each lot (pallet) shall be sampled at the specified rate (Section 12) from a truck, rail car or ocean carrier shipment. Pallets must have a signed quality control AQL tag before ends are sent to the cannery or can plant.

7.1-13

12.	Table of Accept/Reject Levels, Lot Size and Sample Size

Accept / Reject by Type of Defect
		Critical		Major		Minor
Lot Size	Sample Size	Acc.	Rej.	Acc.	Rej.	Acc.	Rej.
10,001 to 35,000	500	0	1	2	3	12	13
35,001 to 150,000	800	0	1	3	4	18	19
150,001 to 500,000	1250	0	1	5	6	18	19

AQL of Sampling Plans: MIL STD 105D (ABC) inspection level III single sampling — tightened inspection
*	Critical Defects “0.01% AQL” Standards Category Major Defects 0.25% AQL Minor Defects 1.50% AQL
*	Actual Critical Requirement Limits: Sanitary/EZO 1:50,000 or .002%

13.	Interpretation of Results

A significant difference exists between a critical defect, a major defect and a minor defect. Results of the end examination have to be categorized by critical, major and minor defects. Due to the fact that minor defects are less serious, greater allowances are given in the number of defects accepted, even though the sampling procedure is the same as that for critical and major defects. Proper categorization depends upon severity and should be determined by a qualified personnel or supervisor.

14.	Examination Procedure
A.	Each unit of the end samples should be inspected and classified for the visual defects which are listed and defined below. Record results of each sample inspection on the attached work form for visual inspection for ends. Any defects not listed may require review with the can plant or container supplier and quality assurance before being included in the evaluation of lot or lots. All defective critical and major ends will be marked with date and time and defect circled and the ends saved for review in the event the quality of a lot is questioned.

B.	If an end has more than one defect it will be counted only as one defective end in the classification of the most critical defect.

C.	When all sample ends have been inspected and defectives classified and recorded, the total number of defective ends will be compared with the acceptance and/or rejection numbers of the sampling plan.

7.1-14

D.	Immediately notify can plant supervision upon discovery of a critical or major defect for corrective action.
15.	Evaluation of Results
A.	If the number of defective ends in the sample is equal to, or less than, the acceptance number, the lot will be accepted as is.

B.	If the number of defective ends in the sample is equal to, or greater than, the rejection number, the lot will be rejected.

C.	If any critical defects are found, or if the number of defective ends in any sample are greater than the acceptance level, the preceding pallet must also be resampled. Resample the preceding pallet at the same sample size described under Section 7. If the number of defective ends found on the preceding pallet are greater than the acceptance level this pallet should also be considered unacceptable.

D.	There must be communication between the fork truck driver and the quality control personnel doing the AQL. No pallet may be removed from the sample area until quality control has signed the inventory tag or placed a hold tag on the pallet.
16.	Definitions
A.	Critical Defect - A critical defect is an end defect which shows product leakage and/or is certain to produce a leak. A critical defect causes failure to the package to the point where the container will not fulfill its intended purpose and is most likely to result in an unacceptable condition for the consumer.

B.	Major Defect - A major defect is an end which does not show leakage but in the future may produce a leak. A major defect could cause failure to the package to the point that it is unacceptable to the consumer or result in an unacceptable condition of the container.

C.	Minor Defect - Minor defects are definitely objectionable but will not cause failure of the container to fulfill its intended purposes. Minor defects are not serious but may affect the appearance of the ends and may result in unacceptability by the consumer.
17.	Description of Critical Defects
A.	Clips - any clip in excess of .015” from the curl periphery

B.	Curl Fractures - fracturing of metal in the curl

C.	Bead Fractures - fracturing of metal at the beads

7.1-15

D.	Countersink Fractures - fracturing of the metal of the countersink

E.	Compound Blanks - no compound has been deposited in the channel

F.	Compound Skips - any discontinuity of the compound film in the primary area of application greater than 1/4 inch

G.	Die Marks - die marks that fracture the tin plate

H.	EZO End Fractures - broken score or rivet fractures

I.	Pinhole - a minute hole in the plate that may leak

J.	Pitted Rust - rust which has penetrated the metal surface

K.	Laminated Plate - any defect in the plate that may cause the end to leak during handling or processing
18.	Description of Major Defects
A.	Burrs on Cut Edge - a burr on the edge of the curl that will result in a pin fit less than the measurement specified.

B.	Warped - the ends are not level, with one side of the end twisted away from the other half.

C.	Die Marks - any die mark on the curl, chuck wall or in the region where the embossed code will be applied. Any gross widespread die mark impressions. Lots of ends exhibiting variations in severity of the die mark.

D.	Concentricity - the ends are not concentric to tolerances specified.

E.	Damaged Curl - any excessive damage on the end curl which may cause seaming difficulties.

F.	Compound Placing - the compound coverage should reach from the flat of the channel to almost the end of the curl. Any narrowing of compound by more than 1/16 inch away from the end of the curl is considered a defect.

G.	Compound Skips - any discontinuity of the compound film in the area of primary application not greater than 1/4 inch.

H.	EZO Score Repair - any end which does not exhibit visual score repair material (see 17).

7.1-16

I.	EZO Tab Rotation - any visual rotation of the EZO tab.

J.	Clips - any clip less than .015” from the curl periphery.

K.	Compound Variation - more than ± 20% from nominal.

L.	Missing EZO Tab - Self Explanatory

M.	Scratches - a scratch or accumulation of scratches exposing base metal
19.	Description of Minor Defects
A.	Wrinkled Curl - a readily observable degree of wrinkled curl.

B.	Wrinkled Channel - some sides of the channel have an observable degree of wrinkle

C.	Rusty / Dirty End - an excessive amount of surface rust or dirt on surface of plate

D.	Excess Compound - an excessive amount of compound in the channel ± 10-20% from nominal

E.	Die Marks - lots of ends exhibiting minimal impressions not listed under Majors or Criticals

F.	Scratches - a light scratch or accumulation of light scratches indicating enamel removal not to exceed .008” wide by 3/8 inch long.

G.	Spillovers - a minor smear of compound on the end panel

H.	Blisters - an observable number of blisters showing in the compound lining.

I.	Inside Enamel Color - the color of the coating used for the inside of the end should conform to color standards.

J.	Compound Smear - a smear of compound outside of the primary area of application.
20.	Copper Sulfate Testing
A.	Due to the minor breakdown of enamel in the rivet area of EZO ends, a minimum of ten random samples should be taken from each lot and checked with copper sulfate solution to ensure there is no metal exposure or excessive enamel breakdown.

7.1-17

B.	A total of 15 ends from each pallet will be checked for score repair application. Five ends each from top, middle and bottom of the pallet will have copper sulfate solution applied to the score track. Any metal exposure observed in the score track will require additional sampling and testing.
21.	Tolerance Checks
A.	Curl Diameter - A minimum of ten random samples should be taken from each lot and checked for adherence to curl diameter specifications.

B.	End Stack Height- One two inch stack of ends per lot is selected and the number of ends per 2” stack is counted for comparison to the specification.
22.	Handling of Rejected Lots
A.	The term reject has been used to indicate failure to be accepted due to nonconformance to the levels of critical, major or minor defects. It does not necessarily imply that all ends of the rejected lot will be scrapped. It does mean that a rejected lot can be “reworked”. Defective ends will be removed and the reworked lot resubmitted to QC for sampling. Lots being rejected for minor defects and not reworked will have to be set aside for use in specially designated packs, or production where the ends will meet the criteria of satisfactorily holding the product to be packed.

B.	Any pallets rejected must be reworked by qualified can plant personnel. If impractical to return to an outside can and end supplier due to distance, the cannery may rework rejected pallets as long as the supplier will absorb the labor and handling charges. However, it must be emphasized that reworked pallets cannot be put into regular inventory until re-AQL’d and the inventory tag signed by qualified personnel.
23.	Use of Work Form

All defects are recorded as listed on the attached visual inspection work form.
A.	Fill in plant, date and shift for the end examined. Inspector’s signature.

B.	Fill in the line number the ends are being produced on and the end size that is being manufactured.

C.	List under the type of defects the number of defectives removed and the number of cases and/or rolls or sleeves set aside to be reworked.

7.1-18

24.	Reporting
A.	A weekly summary of inspection results should be submitted to plant and corporate management.

B.	All reports are to be forwarded to the quality control manager or supervisor who will follow-up and take corrective action when necessary.
25.	Notes:
A.	Any changes and/or modifications to the above may be requested at any time by the end supplier or cannery in writing to Can Technical Services. Can Technical Services, DLM Corporate Assurance must approve all changes.

B.	Any deviation shall be immediately noted by the quality control department with copies to DLM Corporate Quality Assurance, the plant and Can Technical Services.

C.	Any disagreement on defect levels, type of defects or sampling and handling of end lots between the end user’s quality control department and the end manufacturing plant should be referred to a panel consisting of DLM Corporate Quality Assurance and Can Technical Services.

D.	AQL procedures are primarily used to certify that a supplier is conforming to good manufacturing processes, they are used to certify lots of components used. Once a supplier has demonstrated that they are continuously capable of supplying certified products, AQL procedures may be relaxed, this determination on relaxed AQL must be agreed to by the customer and manufacturer. AQL procedures are particularly useful and should be applied during acceptance of a new supplier, on new equipment start ups, after major equipment rebuilds, upon start up of new material specifications and during periods when continuous or intermittent quality issues are known.

7.1-19

SCHEDULE 9.4
TECHNICAL SUPPORT
•	As detailed herein, Impress shall provide technical support for existing Products as requested by DLM. Impress shall use commercially reasonable efforts to make available Impress employees with applicable expertise and availability to assist in resolving issues brought to Impress’ attention by DLM on a timely basis. These include productivity, quality or delivery issues that cause financial loss or result in failure to deliver Products to meet production forecasts as detailed in Article 2.

•	Impress shall provide technical or quality control personnel to assist DLM in addressing any filled can hold or sort issues that may result from can related issues. DLM agrees to provide all necessary information, samples and support to identify the source of the problem, disposition of the product and mitigation of losses.

•	Impress and DLM shall each provide qualified personnel for technical and quality review meetings. These meetings shall be mutually agreed and scheduled on an as needed basis. These meetings will review project status, expenditure, investment, key action plans and milestones.

•	Impress shall support all mutually agreed production trials for New Products, new materials and cost reduction programs on a timely basis. Impress shall use commercially reasonable efforts to schedule and participate in such trials in a manner which is designed to minimize impact on day-to-day operations.

•	Impress shall, from time to time at its discretion, periodically issue technical information regarding new developments and schedule review meetings with Impress R&D personnel. DLM shall have the right to have Impress develop these New Products for Covered Business Lines subject to Article 9.

•	Impress shall provide qualified seamer service engineers for each cannery and undertake an annual seamer audits for each seaming machine running Products. The parties will mutually and reasonably agree on the timing and scheduling of these review to allow for good planning and minimize costs for both parties. After each review, Impress will issue reports and recommendations for each seaming machine. DLM will be responsible for any replacement and repair costs highlighted in the review.

•	Impress shall issue and maintain recommended double seam minimum and maximum specifications and recommendations for use in the DLM canneries.

•	Impress shall provide seamer service technicians for mutually agreed upon troubleshooting, New Products, new materials and cost reduction programs on a timely basis. Impress shall use commercially reasonable efforts to schedule and participate in such programs in a manner which is designed to minimize impact on day-to-day operations. DLM will be responsible for any seamer tooling costs, replacements and repair costs required in relation to

9.4-1

these projects. Impress will employ a qualified seamer service technician who will be made available to help the Bloomsburg facility upon request, such requests will not be unreasonably denied by Impress. Impress will use reasonable commercial efforts to locate such seamer service technician at the Bloomsburg facility.
•	Impress shall provide reasonable seamer service training for reasonably qualified DLM seamer service technicians related to any mutually agreed upon New Product introductions or cost savings project. These costs will be included as a part of the investment cost for the specific project.

9.4-2

SCHEDULE 12.3
AUDITOR AND EXPERT FOR EXPEDITED PROCEDURE
The Auditor shall be PricewaterhouseCoopers LLP
The Expert shall be the GMA/FPA

12.3-1

SCHEDULE 13.7(a)
MANUFACTURING EQUIPMENT*

	Assets for Potential Sale						Assets for Supply Continuation
				Assets for Direct Supply			Assets for Direct Supply			Assets to support DM			Assets requiring removal			I’m 18 Assets at new
Plant	Assets for Direct Feed			(Major portion DM >50%)			(Minor portion DM<50%)			production			from DM Locations			location
	Asset	Line	Size	Asset	Line	Size	Asset	Line	Size	Asset	Line	Size	Asset	Line	Size

New Facility																I’m 18 Assets

Bloomsburg	Can line	[**]	[**]										Can line	[**]	Various
	Can line	[**]	[**]										Can line	[**]	Various

	Can line	[**]	[**]
	Can line	[**]	[**]
	Can line	[**]	[**]
	Can line	[**]	[**]
	Can line	[**]	[**]

	End Line *	[**]	[**]
	EZO Line *	[**]	[**]
				EZO Line	[**]	[**]
				EZO Line	[**]	[**]
				EZO Line	[**]	[**]

Puerto Rico							Can line	[**]	[**]

Weirton				End press	[**]	[**]	End Press	[**]	[**]	Coil Line		Various
				End press	[**]	[**]				Print line	[**]	Various
										Coater	[**]	Various
										Coater	[**]	Various

Terminal Island				End Press	[**]	[**]				Coil line			Coil line		Various
				End Press	[**]	[**]				Coater			Coater		Various
							End Press	[**]	[**]				Coater		Various
													Coater		Various

													End press	[**]

													Can line	[**]	[**]
													Can line	[**]	[**]

Samoa	Can line	[**]	[**]				Can line	[**]	[**]				Can line	[**]	[**]
	Can line	[**]	[**]										Can line	[**]	[**]
	Can line	[**]	[**]

	Assets available for sale to Del Monte relative to 13.7.			Assets available for sale to Del Monte relative to 13.7.			Assets available for supply continuation for [**]. Assumes lease extension for the same period.			Assets available for supply continuation for [**]. Assumes lease extension for the same period.			Assets available for supply continuation for [**]. Assumes lease extension for the same period.			Assets available for supply continuation for [**]. Assumes lease extension for the same period

Note * These items will be written off and disposed off following the I’m 18 completion and will hence be no longer available for purchase.

*	CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

13.7(a)-1